UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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WINNEBAGO INDUSTRIES, INC.
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WINNEBAGO INDUSTRIES

Be great, outdoors.

2024 PROXY STATEMENT

Dear Fellow Shareholders,
Our performance in fiscal 2024 reflects the power of Winnebago Industries’ portfolio of premium outdoor recreation brands, the benefits of our variable cost structure and the strength of our balance sheet. Although various factors, including inflation and elevated interest rates, continued to pressure retail demand in our end markets, we remained focused on the critical elements of our value-creation strategy to maintain durable margins and resilient profitability.
Foundational to our strategy is an enterprise approach centered on collaboration among our RV and marine brands: Grand Design RV, Winnebago, Newmar, Chris-Craft, and Barletta. This approach is supported by unique centers of excellence that strengthen each brand and enable us to generate synergies across our entire portfolio. Despite the challenging economic environment, each of our segments was profitable in fiscal 2024. We achieved this through disciplined and proactive capacity utilization, and cost management.
Our variable cost structure provides production flexibility to respond to dynamic market conditions and allows us to manage cyclicality and still drive profitability and positive cash flow even in the midst of headwinds. Effective cost management helps us generate ample free cash flow to invest in innovative new products and technologies. It also allows us to employ a balanced capital allocation strategy that consistently benefits our shareholders through quarterly dividends and periodic share repurchases.
Fiscal 2024 marked another year of significant innovation for Winnebago Industries. Grand Design unveiled the Lineage Series M, its first-ever motorized RV, while our Towable RV segment responded to evolving consumer demands with a suite of high-quality, value-driven models. These included the Grand Design Reflection 100 Series, the Grand Design Influence, and the versatile Winnebago Access, all designed to deliver premium experiences at competitive prices. In our Marine segment, Barletta advanced its reputation as the fastest-growing pontoon business, winning awards for its center-mounted twin-engine pontoon boat—an industry first.
On the technology front, Winnebago launched its intelligent technology platform, Winnebago Connect™. This game-changing software proactively monitors and controls all onboard RV systems, including lighting, climate, and energy management, according to user preferences. It is the only product on the RV market that achieves this integration through a single platform. These and other technology investments provide a significant runway for profitable growth.
Growth and investment in our business fuel a virtuous cycle that allows us to enhance shareholder value. In fiscal 2024, we returned approximately $107 million to shareholders through share repurchases and dividends. In August, the Board continued to demonstrate its confidence in the future of Winnebago Industries, approving a 10% increase in our quarterly cash dividend. The Company has paid a quarterly dividend for 41 consecutive quarters and has increased the quarterly dividend in each of the past six years.
As we enter 2025, we are poised to strengthen our leadership in the RV and marine industries. Our proven strategy of cultivating strong dealer relationships and building premium, recognizable brands positions us to capture greater market share and introduce more customers to the joys of the RV and boating lifestyles. Moreover, our 2023 acquisition of Lithionics Battery continues to disrupt the mobile power sector, winning new business in the outdoor industry and across specialty vehicle applications. In addition, we remain committed to discipline in managing the business through challenging conditions, protecting the balance sheet, and positioning the business for accelerated long-term success.
On behalf of the Board of Directors, we would like to thank director Rick Moss, who is retiring from the Board as of December 17, 2024, for his service and support to Winnebago Industries. His business and financial experience has helped to make us a stronger company during his more than seven years of service on our Board.
Our 2024 proxy statement includes several items that will be voted on at our upcoming annual meeting of shareholders, which will be conducted virtually on Tuesday, December 17, 2024. We encourage you to participate and vote your shares.
Finally, on behalf of the entire Board, thank you for your continued support of Winnebago Industries. We look forward to continuing to deliver on our long-term value-creation strategy in the year ahead.

David W. Miles,
Chair of the Board of Directors

Michael J. Happe,
President and Chief Executive Officer

Proxy Statement for 2024 Annual Meeting 1

Notice of Annual Meeting of Shareholders to be held December 17, 2024

Time and Date: Tuesday, December 17, 2024 3:30 p.m. Central Standard Time	Place: The annual meeting will be held virtually. www.virtualshareholdermeeting.com/WGO2024	Record Date: October 22, 2024

Winnebago Industries, Inc. (Winnebago Industries or the Company) will hold its 2024 annual meeting of shareholders (Annual Meeting) on Tuesday, December 17, 2024 at 3:30 p.m. Central Standard Time. The Annual Meeting will be completely virtual. The proxy materials were either made available to you over the internet or mailed to you on or about November 5, 2024. At the Annual Meeting, shareholders will be asked to:
1.	Elect three Class I directors to hold office for a three-year term
2.	Approve, on an advisory basis, the compensation of our named executive officers
3.	Ratify the selection of Deloitte & Touche LLP as our independent registered public accountant for fiscal 2025
Only shareholders of record at the close of business on October 22, 2024 may vote at the Annual Meeting or any adjournment thereof.
By Order of the Board of Directors

Stacy L. Bogart
Senior Vice President, General Counsel, Secretary and Corporate Responsibility
Eden Prairie, MN
November 5, 2024
How to Vote

Your Vote Is Important
Please read this proxy statement and submit your vote as soon as possible. A prompt response is helpful and your cooperation is appreciated.

Proxy Statement for 2024 Annual Meeting 2

Proxy Statement for 2024 Annual Meeting

Proxy Statement for 2024 Annual Meeting

Proxy Statement Summary

Time and Date: Tuesday, December 17, 2024 3:30 p.m. Central Standard Time	Place: www.virtualshareholdermeeting.com/ WGO2024	Proxy Mailing Date: November 5, 2024	Record Date: October 22, 2024

Voting Roadmap

Proposals		Board Recommends Vote	See Page
1.	Elect three Class I directors to hold office for a three-year term	FOR	19
2.	Approve, on an advisory basis, the compensation of our named executive officers	FOR	65
3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accountant for the fiscal year ending August 30, 2025	FOR	66

Proxy Statement for 2024 Annual Meeting 5

Business and Strategic Overview
Enterprise Strategies

Fiscal 2024 Performance Highlights

(1)	Source: Statistical Surveys Inc. - North America, trailing twelve months as of fiscal year-end, measured in units.

Proxy Statement for 2024 Annual Meeting 6

Director Nominees and Continuing Directors

Name and Primary Occupation	Age	Director Since	Independent	Other Public Boards	Current Committees
Sara E. Armbruster President and Chief Executive Officer of Steelcase, Inc.	53	2019	Yes	1	•	Finance
					•	Human Resources
Christopher J. Braun Former Chief Executive Officer of Teton Buildings, LLC	64	2015	Yes	—	•	Audit
					•	Nominating and Governance
Kevin E. Bryant Executive Vice President and Chief Operating Officer of Evergy, Inc.	49	2021	Yes	—	•	Audit
					•	Finance*
William C. Fisher Former Chief Information Officer of Polaris, Inc.	70	2015	Yes	—	•	Audit
					•	Nominating and Governance*
Michael J. Happe President and Chief Executive Officer of Winnebago Industries	53	2016	No	1

Staci L. Kroon Former President and Chief Executive Officer of BraunAbility	51	2023	Yes	—	•	Finance
					•	Human Resources
David W. Miles (Chair) Co-Founder and Managing Principal of Manchester Story Group	67	2015	Yes	—

John M. Murabito Former Executive Vice President and Chief Administrative Officer of Cigna Corporation	65	2017	Yes	—	•	Human Resources*
					•	Nominating and Governance
Jacqueline D. Woods Chief Marketing Officer of Teradata Corporation	62	2021	Yes	—	•	Human Resources
					•	Nominating and Governance

*	Committee Chair

Proxy Statement for 2024 Annual Meeting 7

CORPORATE RESPONSIBILITY & INCLUSION

Winnebago Industries is driven by a purpose to elevate every moment outdoors. We are guided toward that purpose by three core values: to do the right thing, put people first and be the best. We are committed to building a culture of corporate and individual responsibility focused on our people, planet and community. Our materiality assessment informs our CR&I Strategy. To learn more about our materiality assessment, read our 2024 Corporate Responsibility Report at www.winnebagoind.com/our-impact.

Our CR&I efforts are centered on three priorities: • LEARN about each other and the world we live in • ACT on what we learn to positively impact our people and our planet • INSPIRE others to do the same

PEOPLE Build a shared sense of inclusion to empower our teammates and create a sense of belonging.

Developing Our People Enhanced understanding of Leadership Expectations through nine events and Leadership Speaker Series with 1,294 attendees.	Champion of Women RV Women’s Alliance Society of Women Engineers Women in Manufacturing	Employee Experience Expanded Employee Resource Groups to include Mosaic, Vet Net, and WIN	Zero-Harm Safety In our ongoing commitment to putting people first, we embraced the annual theme “Safer Together” across all business units, leading to enhanced safety metrics.

PLANET Act as responsible environmental stewards to protect and preserve the outdoors.

Waste Reduction	GHG Emissions Reduction	Product Stewardship	Water Reduction
Goal: Achieve a Zero Waste to Landfill target of 90% diversion of waste from landfills by 2030	Goal: Reduce absolute greenhouse gas (GHG) emissions by at least 50% by 2030	Goal: Build a Lifecycle Assessment process to address upstream and downstream environmental impacts for our product lines by 2030	Goal: Reduce freshwater use by 30% by 2030

COMMUNITY Commit to doing well and doing good in the places we travel, live, work, and play.

Over $3.8 million in total community support (charitable donations, employee giving, and volunteer hours)*	$1 million+ raised by employees to 800+ community partners*	13,000+ volunteer hours logged by 460+ employees*
*in FY24

Follow our corporate responsibility journey at www.winnebagoind.com/responsibility

Proxy Statement for 2024 Annual Meeting 8

Corporate Governance Highlights
We are committed to a strong corporate governance structure that promotes long-term value for our shareholders. Our Board of Directors (Board) believes that having a mix of directors with complementary qualifications, experience and expertise strengthens its oversight ability, provides diverse perspectives, and represents the best interests of our shareholders. The following graphs reflect our Board membership following the retirement of Richard D. Moss in December 2024.

(1)	Our racially or ethnically diverse directors are Mr. Bryant and Ms. Woods, both of whom identify as African American/Black.
Corporate Governance Practices

Independent leadership	⯀ 8 of 9 director nominees and continuing directors are independent (all except our Chief Executive Officer)
⯀ Independent non-employee chair
⯀ All Board committee members are independent
⯀ Executive sessions of independent directors before and/or after each regular Board meeting
Board refreshment	⯀ Mix of tenure and diversity of directors
⯀ Age limit for directors (72)
⯀ Annual Board and committee self-evaluations

Proxy Statement for 2024 Annual Meeting 9

Other strong governance practices	⯀ Single class of outstanding shares with equal voting rights
⯀ Code of Conduct applicable to all directors, officers and employees
⯀ Non-employee director and executive stock ownership guidelines
⯀ All employees and directors prohibited from hedging and pledging Company stock
⯀ Maintain clawback policies applicable to our executive officers’ incentive awards
⯀ Routine engagement with shareholders
⯀ Excellent meeting attendance
⯀ Director overboarding policy with guidelines and limitations for service on other public company boards

Proxy Statement for 2024 Annual Meeting 10

Corporate Governance
Board Leadership Structure
The Board is committed to robust corporate governance, which enhances long-term stability and value for all of our shareholders.
Our bylaws and corporate governance policy delegate to the Board the right to exercise its discretion to either separate or combine the offices of Board Chair and Chief Executive Officer (CEO). This decision is based upon the Board’s determination of what is in the best interests of the Company and our shareholders, in light of then-current and anticipated future circumstances and taking into consideration succession planning, the skills and experience of the individual(s) filling those positions, and other relevant factors.
The Board, as part of its continuing obligation to determine the appropriate role for the Chair, has concluded that at this time the Company will have an independent Chair. The Board concluded that this structure provides us with a strong governance and leadership structure that is designed to exercise independent oversight of members of our management team and key issues related to strategy and risk. Mr. David W. Miles, an independent director, has served as Chair since June 2019.
The Board recognizes that, depending on the specific characteristics and circumstances of the Company, other leadership structures might also be appropriate. We are committed to reviewing this determination on an annual basis.
Skills and Experiences
The following chart shows the specific experiences and skills the Board currently believes are important for our directors to collectively possess for effective governance of Winnebago Industries. The chart also provides a high-level summary of the important experiences and skills of each of our directors. We seek to achieve a balance of knowledge, experience and perspective on the Board to contribute to the sound governance of the Company.

Directors		Sara E. Armbruster	Christopher J. Bruan	Kevin E. Bryant	William C. Fisher	Michael J. Happe (CEO)	Staci L. Kroon	David W. Miles (Chair)	Richard D. Moss	John M. Murabito	Jacqueline D. Woods
Executive Leadership Experience	Public/Private Company CEO	■				■	■	■			
	Financial Expert			■					■		
	Global Experience	■	■		■	■				■	■
Sector/ Functional Expertise	Technology Leader/Data & Analytics				■			■			■
	Mobility Ecosystem				■		■				
	Marketing/Sales/Branding					■					■
	Strategic Transformation	■		■		■		■	■	■	
	Operations Optimization		■	■	■		■		■		
	Human Capital Mgmt/ Compensation/DE&I									■	
	Channel Development		■		■	■					
	Public Affairs/ Stakeholder Mgmt							■

Proxy Statement for 2024 Annual Meeting 11

Executive Leadership
Experience Criteria: Definitions

Area of Expertise	Description
Public/Private Company CEO	⯀ Current or recently retired public/private CEO of organization with comparable scale and complexity, preferably with a strong manufacturing base
Financial Expert
⯀
Strong financial acumen through experience in a senior financial leadership role (e.g., CFO, audit, treasurer, accounting), preferably public company CFO experience or as an audit partner in an accounting firm

Global Experience	⯀ Senior experience in a multinational business; understanding of new market entry, navigating complexities of local and regional geopolitical and cultural sensitivities
Technology Leader/ Data & Analytics	⯀ Leadership in businesses focused on disruption or technology-driven change leveraging innovative digital technologies and data analytics, focusing on customer experience and connectivity solutions
Mobility Ecosystem	⯀ Leadership within on or off-highway transportation and/or mobility ecosystem; understanding of technology-driven advancements in relevant markets
Marketing/Sales/ Branding
⯀
Marketing/managing a portfolio of brands with a focus on data and digital competencies; leadership in customer or user experience within a business-to-business and/or business-to-consumer environment

Strategic Transformation	⯀ Executive experience creating and driving enterprise-wide strategic transformation at scale including experience with development of a strategic acquisition pipeline and business integration
Operations Optimization	⯀ Operations optimization experience including continuous improvement, operational automation relevant to factory operations and supply chain
Human Capital Mgmt/ Compensation/DE&I	⯀ Senior experience in recruiting, developing and retaining a diverse workforce with a strong track record of promoting diversity, equity and inclusion and driving a high-performing culture
Channel Development	⯀ Experience working with independent dealers and/or complex go-to-market models including leadership in a business with significant aftermarket parts and service and omnichannel market development
Public Affairs/Stakeholder Mgmt	⯀ Experience in public sector/industry associations/investor community, including venture capital and private equity (as relevant)

Proxy Statement for 2024 Annual Meeting 12

Board and Shareholder Meeting Attendance; Executive Sessions
During fiscal 2024, the Board met six times. Each director who served on the Board during fiscal 2024 attended at least 75% of the meetings of the Board and the committees on which he or she served that were held during his or her tenure on the Board or relevant committee. It is the Board’s policy that directors are encouraged, but are not required, to attend the annual meeting of shareholders. All of our then-serving directors attended the 2023 annual meeting of shareholders. During the year, our independent directors held executive sessions without the CEO or other management as a routinely scheduled agenda item for every regular Board meeting.
Board Committees
The Board has established the Audit, Human Resources, Nominating and Governance, and Finance committees to assist it in discharging its responsibilities. Each committee operates under a written charter, each of which is available under “Corporate Governance” in the “Investors” section of our website at www.winnebagoind.com. The current membership of each committee and its primary responsibilities, as well as the number of meetings held by each of these committees during fiscal 2024, are described below.

Board Committees
	Audit	Human Resources	Nominating and Governance	Finance
Sara E. Armbruster
Christopher J. Braun
Kevin E. Bryant*				C
William C. Fisher			C
Michael J. Happe
Staci L. Kroon
David W. Miles (Chair)
Richard D. Moss*	C
John M. Murabito		C
Jacqueline D. Woods

C	Chair
✔	Member
*	Designated as an “audit committee financial expert” as that term has been defined by the SEC.

Proxy Statement for 2024 Annual Meeting 13

Audit Committee[1] Members Richard D. Moss (Chair) Christopher J. Braun Kevin E. Bryant William C. Fisher Number of meetings during fiscal 2024: 5
Each year, the Audit Committee appoints the independent registered public accountant to examine our financial statements. It reviews with representatives of the independent registered public accountant the auditing arrangements and scope of the independent registered public accountant’s examination of the books, results of those audits, any non-audit services, their fees for all such services and any problems identified by and recommendations of the independent registered public accountant regarding internal controls. Others in regular attendance for part of the committee meeting typically include: the Board Chair; the CEO; the Chief Financial Officer (CFO); the Senior Vice President, General Counsel, Secretary and Corporate Responsibility; and the Corporate Controller.

The Audit Committee meets at least annually with the CFO, the internal auditors and the independent auditors in separate executive sessions. The committee is also prepared to meet privately at any time at the request of the independent registered public accountant or members of our management to review any special situation arising on any of the above subjects.

Nominating and Governance Committee Members William C. Fisher (Chair) Christopher J. Braun John M. Murabito Jacqueline D. Woods Number of meetings during fiscal 2024: 6
The Nominating and Governance Committee is primarily responsible for: (1) adopting policies and procedures for identifying and evaluating director nominees, including nominees recommended by shareholders; (2) identifying and evaluating individuals qualified to become Board members, considering director candidates recommended by shareholders and recommending that the Board select the director nominees for the next annual meeting of shareholders; (3) establishing a process by which shareholders and other interested parties are able to communicate with members of the Board; (4) developing and recommending to the Board a corporate governance policy applicable to the Company; (5) reviewing and approving related person transactions; and (6) overseeing the Company’s commitment to corporate responsibility matters, including ESG matters.

The Nominating and Governance Committee recommended to the Board the director-nominees proposed in this proxy statement for election by the shareholders. The committee reviews the qualifications of, and recommends to the Board, candidates to fill Board vacancies as they may occur during the year.

Finance Committee Members Kevin E. Bryant (Chair) Sara E. Armbruster Staci L. Kroon Richard D. Moss Number of meetings during fiscal 2024: 5
The Finance Committee is responsible for recommending to the Board financial policies, goals, and budgets that support the financial health, strategic goals, mission, and values of the Company, including the long-range financial plan of the Company, and annual capital budgets, evaluating major capital expenditures and financial transactions.

The Finance Committee has oversight of the following specific areas: strategic transactions, capitalization and debt and equity offerings, capital expenditure plans, financial review of business plans, rating agencies and investor relations, dividends, share repurchase authorizations, investment policy, debt management, tax strategies, and financial risk management.

1	All members of the Audit Committee are non-employee directors who have been determined to be “independent” under applicable listing standards of the New York Stock Exchange (NYSE).

Proxy Statement for 2024 Annual Meeting 14

Human Resources Committee Members John M. Murabito (Chair) Sara E. Armbruster Staci L. Kroon Jacqueline D. Woods Number of meetings during fiscal 2024: 5
The Human Resources Committee is responsible for: (1) reviewing and approving corporate goals and objectives relevant to compensation of our CEO, evaluating performance and compensation of our CEO in light of such goals and objectives and establishing compensation levels for other executive officers; (2) overseeing the evaluation of our executive officers (other than the CEO) and approving the general compensation program and salary structure of such executive officers; (3) administering and approving awards under our incentive compensation and equity-based plan; (4) reviewing and approving all executive officer compensation, including any executive employment agreements, severance agreements, and change in control agreements; (5) from time to time, reviewing the list of peer group companies used for compensation purposes; (6) reviewing and approving Board retainer fees, attendance fees, and other compensation, if any, to be paid to non-employee directors; (7) reviewing and discussing with management the Compensation Discussion and Analysis section and certain other disclosures, including those relating to compensation advisors, compensation risk and the “say on pay” vote, as applicable for our Form 10-K and proxy statement; (8) preparing the committee’s annual report on executive compensation for our Form 10-K and proxy statement; and (9) overseeing policies and strategies relating to corporate culture and human capital management.

The Human Resources Committee is authorized to retain an outside compensation consultant for matters relating to executive compensation. For fiscal 2024, the committee retained Semler Brossy Consulting Group LLC (Semler Brossy) to advise on certain executive compensation-related matters, as further described in the Compensation Discussion and Analysis section of this proxy statement.

Director Independence
Under our corporate governance policy and NYSE rules, the Board must have a majority of directors who meet the standards for independence. The Board must determine, based on a review of the relevant facts and circumstances, whether each director satisfies the criteria for independence. The Board undertook an annual review of director and director nominee independence. The Board process was designed to identify any transactions and relationships between each director and director nominee or any member of his or her immediate family and the Company and its subsidiaries and affiliates known to the Company. The Board also considered whether there were any transactions or relationships between directors, director nominees or any member of their immediate family (or any entity of which a director, director nominee or an immediate family member is an executive officer, general partner or significant equity holder). Based on this review, the Board affirmatively determined that all non-employee directors are independent. Mr. Happe is the only employee director and is not independent. As part of the Board’s independence assessment and determination, the Board specifically considered that Ms. Kroon served as an executive officer of BraunAbility until April 2024, from which we purchased wheelchair lifts for our Winnebago Specialty Vehicle and Newmar businesses during fiscal 2024. Because the amount involved in these transactions was less than 1% of both the Company’s and BraunAbility’s annual revenues, and Ms. Kroon was not personally involved in these transactions and she received no particular benefit related to these transactions, the Board concluded that these transactions did not impair Ms. Kroon’s independence.

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Risk Oversight
The Board has responsibility for overseeing Winnebago Industries’ overall approach to risk management and is actively engaged in addressing the most significant risks facing the Company, including financial, technological, operational, strategic and competitive risks. The Board manages its risk oversight function both as a full Board and through delegation to Board committees, which meet regularly and report back to the Board. The Board and these committees receive information used in fulfilling their oversight responsibilities through our executive officers and other advisors, including our legal counsel, our independent registered public accounting firm, our consulting firm for internal controls over financial reporting, and the compensation consultants we engage from time to time.
Following committee meetings, the Board receives reports by each committee chair regarding the committee’s considerations and actions. In this way, the Board also receives additional information regarding the risk oversight functions performed by each of the Board committees.

Board Refreshment
The Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members and making recommendations on director nominees to the Board. The committee considers potential new candidates that may be proposed by current directors, management, professional search firms, and

Proxy Statement for 2024 Annual Meeting 16

shareholders. The committee retains third-party search firms from time to time to assist in identifying potential Board members who have expertise and experience that would complement the current Board.
The Nominating and Governance Committee considers the then-current composition of the Board, the operating requirements of the Company and the long-term interests of all shareholders in its assessment of potential director candidates. The committee seeks directors who have the skills and experience to guide management in the operation of the Company’s business given the then-current and anticipated future needs of the Board and the Company while maintaining a balance of perspectives, qualifications, qualities and skills on the Board. The Board does not have a specific diversity policy but understands and fully appreciates the value of diversity and inclusion and has added three independent, diverse directors to the Board since 2021.
To promote Board refreshment and effectiveness, the Board and its committees engage in an annual self-assessment process. The Nominating and Governance Committee leads the Board’s annual self-evaluation to assess the performance of the Board and its committees. The assessment focuses on the Board’s contribution to the Company and specifically focuses on areas where the Board or management believes that the Board could improve.
Board Commitments
To ensure that each director does not have other board commitments that would impair a director’s ability to fulfill his or her duties on the Board, the Board has adopted limitations on the number of public company boards on which a director may serve. Any director who serves as an executive officer of a public company may serve on one other public company board of directors approved by the Board, and any director who does not serve in such capacity may serve on the board of directors of up to three other public companies. No director may join another board of directors without first obtaining approval from the Board Chair.
Code of Conduct and Corporate Governance Documents
We have adopted a Code of Conduct applicable to all of our directors, officers, employees and business partners. A copy of the Code of Conduct is available on our website. Our human rights policy, which applies to all of our directors, officers, employees and business partners, describes our commitment to upholding and promoting fundamental human rights, including with respect to maintaining a safe and healthy workplace, a respectful work environment, diversity and inclusion, and fair labor practices. Our Code of Conduct, human rights policy, committee charters, supplier code of conduct, and other governance documents are available under “Corporate Governance” in the “Investors” section of our website at www.winnebagoind.com. This website and the materials available through it are not incorporated by reference into this proxy statement.
Policy on Transactions with Related Persons
We have adopted a written policy for review of transactions involving more than $120,000 in any calendar year in which Winnebago Industries is a participant and in which any executive officer, director, director nominee, greater than 5% shareholder or any immediate family member of any of these persons has a direct or indirect material interest. Our Nominating and Governance Committee must review and approve any such transaction before it is entered into, except that the Human Resources Committee reviews and approves the compensation of any employee who is an immediate family member of a director or executive officer and whose compensation exceeds $120,000. If advance approval by the Nominating and Governance Committee is not possible, then the related-party transaction will be considered and, if the committee determines it to be appropriate, ratified by the committee.
In determining whether to approve or ratify any potential related-party transaction, the Nominating and Governance Committee considers the relevant facts and circumstances, including (if applicable) but not limited to: whether the transaction is on terms no less favorable to the Company than terms generally available to unrelated parties and the extent of the related person’s interest in the transaction. No director may participate in any review, approval, or ratification of any transaction if the director, or the director’s immediate family member, has a direct or indirect material interest in the transaction. The committee will not approve any related person transaction that is inconsistent with the interests of the Company and its shareholders.

Proxy Statement for 2024 Annual Meeting 17

During fiscal 2024, the only related party transaction involved Donald Clark, one of our executive officers. Mr. Clark has a 20% ownership interest in Three Oaks, LLC (Three Oaks), an entity which owns certain land and buildings that Grand Design RV, LLC (Grand Design) leases in order to operate its business. Grand Design paid $1,800,000 to Three Oaks under its lease with Three Oaks, which was entered into on October 2, 2016 and most recently amended on March 12, 2024. The transaction, including the amendment, with Three Oaks was approved by the Nominating and Governance Committee.
Communications with Directors
Shareholders and other interested parties seeking to communicate with our directors or a particular director may write to: Winnebago Industries, Inc., Attn: Senior Vice President, General Counsel, Secretary and Corporate Responsibility, 13200 Pioneer Trail, Eden Prairie, MN 55347 or email: SLBogart@winnebagoind.com. All communications received from shareholders and other interested parties will be reviewed by the Senior Vice President, General Counsel, Secretary and Corporate Responsibility, or such other person designated by all non-employee directors of the Board, and if they are relevant and appropriate, they will be forwarded to the Board Chair or applicable Board member or members as soon as reasonably practicable.
Insider Trading Policy; Anti-Hedging and Anti-Pledging Policy
The Company’s insider trading policy prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of material nonpublic information (as defined in the policy) in securities trading. The policy applies to the Company’s directors, officers and employees, as well as certain of their family members and related parties. The policy prohibits covered persons from engaging in transactions in the Company’s securities when aware of material nonpublic information, and also prohibits “tipping” such information. Additionally, our insider trading policy prohibits employees and directors from engaging in transactions intended to hedge or offset the market value of any Winnebago Industries securities owned by them. This policy also prohibits employees and directors from holding Winnebago Industries securities in a margin account or otherwise pledging Winnebago Industries securities as collateral for a loan. Under the policy, certain persons are subject to trading windows and pre-clearance requirements. The policy also requires the Company to comply with securities laws when transacting in its own securities.

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Proposal 1 – Election of Directors
Our bylaws provide that our Board is comprised of between three and fifteen directors. The number of directors currently on the Board is ten. Mr. Richard D. Moss will retire from the Board effective as of the Annual Meeting and, accordingly, the Board has set the number of directors that will constitute the Board at nine, effective as of the Annual Meeting. The Board adopted a majority voting policy for the election of directors in uncontested elections. Under this policy, in any uncontested election of directors, if any nominee receives less than a majority of the votes cast for the nominee, that nominee will still be elected, but must tender his or her resignation to the full Board for consideration at the next regularly scheduled meeting of the Board. The Board will only not accept the tendered resignation for, in its judgment, a compelling reason. If the Board, with the affected director not participating, does not accept the resignation at the regularly scheduled meeting following the election, then the nominee will be considered elected and may serve out the term to which he or she was elected. In any contested election of directors where the number of nominees exceeds the number of available positions, strict plurality voting will apply.
Based on the recommendation of the Nominating and Governance Committee, our Board has nominated Mr. Christopher J. Braun, Mr. David W. Miles and Ms. Jacqueline D. Woods for election to serve as Class I directors for three-year terms expiring at the annual meeting of shareholders following fiscal 2027.

✔	THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Proxy Statement for 2024 Annual Meeting 19

Director Nominees — Class I (Term Ending 2027)

Christopher J. Braun Age 64 Director since 2015 Committees: Audit Nominating and Governance	Skills and Qualifications:
	•	Global Experience	•	Operations Optimization
	•	Channel Development

Christopher J. Braun has over 30 years of leadership experience encompassing manufacturing, finance and sales. Most recently, he was self-employed as a management consultant from 2014 through February 2020. He founded Teton Buildings in 2008 and held the position of CEO through 2013. His previous experience includes CEO of Teton Homes, Executive Vice President – RV Group at Fleetwood Enterprises and various senior management positions within PACCAR Inc., a manufacturer of Kenworth and Peterbilt trucks. As a recognized leader in the RV industry, Mr. Braun provides keen insights to the Board. His prior experience in the RV industry, combined with his vast manufacturing background and his role as a former CEO make him well-positioned to critically and thoughtfully review and guide the Company’s strategy.

David W. Miles Age 67 Director since 2015 Chair of the Board	Skills and Qualifications:
	•	Public/Private Company CEO	•	Technology Leader/Data & Analytics
	•	Strategic Transformation	•	Public Affairs/Stakeholder Management

David W. Miles, a financial adviser, entrepreneur and investor, was elected as Chair of the Board in June 2019. Mr. Miles is co-founder and Managing Principal of ManchesterStory Group, an early stage venture capital firm, and founder and manager of The Miles Group, LLC, which makes direct and indirect private equity investments. He is also a director and chair of the Audit Committee of Northwest Financial Corporation. Until the company’s sale in March 2020, Mr. Miles was the principal owner of Miles Capital, Inc., an institutional asset management firm serving insurance companies, public bodies, foundations and endowments, and high net worth investors, where he worked for over 23 years. Mr. Miles served as Executive Vice President, Principal Mutual Funds, and Executive Vice President, AMCORE Financial, Inc., where he was responsible for asset management, trust, private banking, brokerage, employee benefits and insurance services. During his career, Mr. Miles has served as a director or officer of more than 60 public mutual funds with total assets exceeding $30 billion. Mr. Miles brings legal and investment transaction experience to the Board and holds a J.D. from Harvard Law School. He also brings significant expertise in financial reporting and capital allocation strategy.

Proxy Statement for 2024 Annual Meeting 20

Jacqueline D. Woods Age 62 Director since 2021 Committees: Human Resources Nominating and Governance	Skills and Qualifications:
	•	Global Experience	•	Technology Leader/Data & Analytics
	•	Marketing/Sales/Branding

Jacqueline D. Woods is the Chief Marketing Officer at Teradata Corporation, a multi-cloud data platform for enterprise analytics, where she oversees strategic marketing planning and delivery, digital and social properties, and customer experience enrichment. Ms. Woods joined Teradata from NielsenIQ, an industry leader in global measurement and data analytics, where she was the Chief Marketing and Communications Officer from 2019 to 2021. Prior to joining NielsenIQ, Ms. Woods held Chief Marketing Officer roles at IBM, a global technology company, from 2010 to 2019 and also held roles of increasing responsibility at Oracle Corporation, a computer software company, for 10 years, helping lead the company’s e-business standardization. Ms. Woods serves on the Board of Trustees for Community Reinvestment Fund USA, a not-for-profit organization dedicated to improving communities through innovative financial solutions. She also serves on board of the Greater Fairfield County Foundation, Inc., a not-for-profit organization helping under-served communities in southern Connecticut, and Avaya Holdings Corporation, a privately held multinational technology company providing workstream collaboration services. Ms. Woods brings deep expertise in all aspects of marketing, branding, pricing, customer insights and strategy.

Directors Continuing in Office — Class II (Term Ending 2025)

Kevin E. Bryant Age 49 Director since 2021 Committees: Audit Finance (Chair)	Skills and Qualifications:
	•	Financial Expert	•	Strategic Transformation
	•	Operations Optimization

Kevin E. Bryant is Executive Vice President and Chief Operating Officer of Evergy, Inc., an electric utility company, a position he has held since June 2018. In this role, Mr. Bryant has management responsibility for utility operations, including generation operations and generation services, transmission operations, transmission and delivery services, distribution operations, resource planning, safety and training. Since joining Evergy in 2003, Mr. Bryant has held several positions that have drawn on his strategic insight and finance and marketing experience. Prior to his current position, Mr. Bryant served as Vice President of Investor Relations and Treasurer, Vice President of Strategic Planning and President of KLT Inc., a subsidiary of Evergy. He was named Executive Vice President Finance & Strategy and Chief Financial Officer in 2015. Before joining Evergy, Mr. Bryant held roles at THQ, Inc., UBS Group AG and Hallmark Cards, Inc. Mr. Bryant also serves on the members committee of the Southwest Power Pool and on the board of directors of the National Association of Corporate Directors, Midwest Chapter. Mr. Bryant brings financial, operational, business development and energy platform expertise to the Company.

Proxy Statement for 2024 Annual Meeting 21

John M. Murabito Age 65 Director since 2017 Committees: Human Resources (Chair) Nominating and Governance	Skills and Qualifications:
	•	Global Experience	•	Strategic Transformation
	•	Human Capital Management/Compensation/DE&I

John M. Murabito most recently served as Executive Vice President at Cigna Corporation, a global healthcare services company, from 2003 until his retirement in April 2022. Mr. Murabito joined Cigna as its Chief Human Resources Officer and served in that role for 18 years before becoming Chief Administrative Officer in 2021. In that role, he had oversight of human resources, enterprise marketing, security and aviation, diversity, equity & inclusion, civic affairs, and the Cigna Foundation, of which he was the president. Earlier in his career, he served as Senior Vice President of Human Resources and Corporate Services at the Monsanto Company. His background includes over 40 years of extensive related experience with the Frito-Lay division of PepsiCo, Symbion, Inc., and The Trane Company. Mr. Murabito is a Fellow of the National Academy of Human Resources and served as Chair of the Board for many years. He is a former Trustee and Board Chair for his alma mater, Augustana College. Mr. Murabito brings strong executive business leadership and talent management expertise to our Board as a former senior executive of a Fortune 20 public company. He provides valuable insights on human capital, executive compensation, leadership development and succession planning to the Board.

Directors Continuing in Office — Class III (Term Ending 2026)

Sara E. Armbruster Age 53 Director since 2019 Committees: Finance Human Resources	Skills and Qualifications:
	•	Public/Private Company CEO	•	Global Experience
	•	Strategic Transformation

Sara E. Armbruster is President and Chief Executive Officer of Steelcase Inc., a global office furniture manufacturer, a position she has held since October 2021. Ms. Armbruster also serves on the board of directors of Steelcase. Ms. Armbruster has held several leadership positions since joining Steelcase in 2007 as Vice President of Corporate Strategy, including as Vice President, Strategy, Research and Digital Transformation and Executive Vice President. In her roles, Ms. Armbruster oversaw Steelcase’s technology efforts and was responsible for advancing the embrace of digital technologies and for digital transformation of Steelcase. Ms. Armbruster also has had responsibility for a range of innovation activities, including global design research, the design and implementation of new business models, and the development of external growth opportunities, including acquisitions and partnerships. Before joining Steelcase, Ms. Armbruster was Vice President of Business Development at Banta Corporation, a contract printing company. Ms. Armbruster brings substantial experience in strategy, innovation, information technology, and digital transformation to our Board. As a senior executive of a public company with primary responsibility in these areas, she provides valuable strategic insights and expertise with respect to growth opportunities for the Company and areas of critical business innovation.

Proxy Statement for 2024 Annual Meeting 22

William C. Fisher Age 70 Director since 2015 Committees: Audit Nominating and Governance (Chair)	Skills and Qualifications:
	•	Operations Optimization	•	Mobility Ecosystem
	•	Global Experience	•	Technology Leader/Data & Analytics
	•	Channel Development

William C. Fisher was the Chief Information Officer of Polaris Industries Inc., a manufacturer of power sports products, from 1999 until his retirement in 2015. During his tenure at Polaris, he also served as the General Manager of Service from 2005 until 2014 overseeing all technical, dealer, and consumer service operations. Prior to joining Polaris, Mr. Fisher was employed by MTS Systems for 15 years in various positions in information services, software engineering (applications and embedded control systems), factory automation, vehicle testing, and general management. Before that time, Mr. Fisher worked as a civil engineer for Anderson-Nichols and he later joined Autocon Industries, where he developed process control software. Mr. Fisher’s experience as Chief Information Officer at Polaris has provided substantial experience with information technology and cybersecurity issues. His experience as an engineer and in executive positions in service and consumer service operations provides valuable insight for our customer service function as well as relationships with channel partners. His familiarity with highly discretionary consumer products is a key asset as we focus on improved service and operational efficiency.

Michael J. Happe Age 53 Director since 2016	Skills and Qualifications:
	•	Public/Private Company CEO	•	Strategic Transformation
	•	Marketing/Sales/Branding	•	Global Experience
	•	Channel Development

Michael J. Happe joined Winnebago Industries in January 2016, as the President, Chief Executive Officer and a director. Mr. Happe has led a transformation of the Company into an outdoor recreation/lifestyle enterprise. Under his leadership, Winnebago Industries has grown both organically and inorganically, completed five acquisitions, including Grand Design RV, Chris-Craft, Newmar, Barletta Boats, and Lithionics Battery, and expanded its industry and geographic footprint. Winnebago Industries’ net sales, net income, RV and marine market share, and total shareholder returns have all grown significantly under Mr. Happe’s leadership, as has the Company’s commitment to corporate responsibility. In 2023, Mr. Happe was named the Ernst & Young National Entrepreneur of the Year for the United States. He worked previously at The Toro Company, a global manufacturer of turf and landscape maintenance and development solutions, where he most recently served as an Executive Officer and Group Vice President of Toro’s Residential and Contractor business until 2015. A 19-year veteran of The Toro Company, Mr. Happe held a series of senior leadership positions throughout his career across a variety of the company’s domestic and international divisions. Mr. Happe also serves as a director for H.B. Fuller Company. His knowledge of all aspects of the Winnebago Industries business positions him well to serve on the Board. Mr. Happe’s extensive experience and positions rising in complexity and breadth at Toro, including global business affairs, as well as his director position at H.B. Fuller, brings further expertise in corporate leadership and development and execution of profitable business growth strategy.

Proxy Statement for 2024 Annual Meeting 23

Staci L. Kroon Age 51 Director since 2023 Committees: Finance Human Resources	Skills and Qualifications:
	•	Public/Private Company CEO	•	Mobility Ecosystem
	•	Operations Optimization

Staci L. Kroon most recently served as President and Chief Executive Officer of BraunAbility, a global manufacturer of mobility vehicles and other mobility solutions, from 2017 until April 2024. Ms. Kroon also served as a director of BraunAbility during that period of time. In her role at BraunAbility, she focused on growth through mobility innovation and cultivating a purpose-driven culture. During her tenure at BraunAbility, Ms. Kroon diversified the company’s business model, completing six acquisitions and a majority stake joint venture. Before joining BraunAbility, Ms. Kroon spent 20 years at Eaton Corporation, a global power management company, holding several roles with increasing scope and complexity in operations, business development and general management before being named Executive Vice President of Eaton Business System in September 2015. Ms. Kroon brings substantial experience in operational excellence, strategic growth, and product innovation.

Proxy Statement for 2024 Annual Meeting 24

Director Compensation
The Board approves non-employee director compensation based on recommendations of the Human Resources Committee. The Human Resources Committee has engaged Semler Brossy to analyze the total compensation paid to the Board. Semler Brossy assisted the committee in reviewing the market data and made recommendations regarding the types and amounts of compensation we pay our non-employee directors. Based on the committee’s review of our director compensation program with Semler Brossy, the committee recommended and the Board approved, an increase to the annual Board Chair cash retainer, effective September 1, 2024.
Employee directors receive no additional compensation for serving on the Board or its committees. Non-employee directors receive the following for their service on the Board:

Compensation Element		Fiscal 2024
Annual Board Cash Retainer		$90,000
• Payable in quarterly installments in arrears
Annual Board/New Board Member Equity Retainer		$150,000
• Granted in the form of restricted stock units for the upcoming year
Annual Board Chair Cash Retainer		$125,000(1)
• Payable in quarterly installments in arrears
Annual Committee Chair Cash Retainer	Audit Committee	$20,000
• Payable in quarterly installments in arrears	Other Committees	$15,000

(1)	Increased to $150,000 effective September 1, 2024 as described above.
Director equity awards are granted prospectively for the upcoming year. This means that any new directors will receive a prorated award at the next regularly scheduled Board meeting, if the next regularly scheduled Board meeting is not the meeting at which annual awards are granted. Directors who joined the Board before we began prospectively granting equity awards will receive an award of the annual grant prior to separation of service from the Board that provides for accelerated vesting of the award upon retirement from the Board at the conclusion of his or her term.

Proxy Statement for 2024 Annual Meeting 25

Use of Winnebago Industries Products
We encourage each of our independent directors to use our recreational vehicles and boats on a periodic and temporary basis at no charge to gain a first-hand understanding of the outdoor lifestyle experienced by our customers and to provide our directors with the opportunity to evaluate product design and efficiency.
Director Compensation Table
The following table sets forth the total compensation paid to each non-employee director for fiscal 2024, other than reimbursement for travel expenses:

Director	Fees Earned or Paid in Cash(1)(2) ($)	Stock Awards(3) ($)	All Other Compensation(4)(5) ($)	Total ($)
Sara E. Armbruster	90,000	150,000	51,155	291,155
Christopher J. Braun	90,000	150,000	—	240,000
Kevin E. Bryant	105,000	150,000	—	255,000
William C. Fisher	105,000	150,000	—	255,000
Staci L. Kroon	82,500	150,000	—	232,500
David W. Miles	215,000	150,000	—	365,000
Richard D. Moss	110,000	150,000	—	260,000
John M. Murabito	105,000	150,000	—	255,000
Jacqueline D. Woods	90,000	150,000	—	240,000

(1)	Our directors may elect to receive retainer fees in cash or may defer their retainer fees into the Directors’ Deferred Plan.
(2)
During fiscal 2024, the Board Chair received an additional $125,000 per year, the Audit Committee Chair received an additional $20,000 annual retainer, and the Chairs of the other Board committees received an additional $15,000 annual retainer, each of which are reflected in these figures.

(3)
These awards are valued at $58.68 per share, the closing stock price on October 10, 2023, the date of the restricted stock unit grant, except for Ms. Kroon’s award, which is valued at $58.47, the closing stock price on October 11, 2023, the date of her restricted stock unit grant.

(4)
The amount in this column for Ms. Armbruster represents a reimbursement by the Company in 2024 for taxes owed by her pursuant to Section 409A of the Internal Revenue Code. This reimbursement was intended to make Ms. Armbruster whole for the tax effects under Internal Revenue Code Section 409A caused by an inadvertent administrative error that resulted in the Company’s late settlement of shares of the Company’s common stock pursuant to an equity award previously granted to Ms. Armbruster.

(5)	None of the directors received perquisites and other personal benefits in an aggregate amount of $10,000 or more.

Proxy Statement for 2024 Annual Meeting 26

Non-Employee Director Equity Awards Outstanding as of August 31, 2024
As of August 31, 2024, our non-employee directors held the restricted stock awards and stock units set forth below. The stock units in the right column were granted under the Directors’ Deferred Plan described below.

Director	Restricted Stock Awards / Units	Deferred Stock Units
Sara E. Armbruster	10,038	—
Christopher J. Braun	19,142	—
Kevin E. Bryant	7,007	—
William C. Fisher	23,719	6,327
Staci L. Kroon	2,565	—
David W. Miles	19,142	9,345
Richard D. Moss	16,542	—
John M. Murabito	16,542	—
Jacqueline D. Woods	8,510	2,889

Director Ownership Guidelines
Our corporate governance policy requires us to maintain guidelines encouraging non-employee director stock ownership. Our current guidelines require non-employee directors to hold common stock, stock units or other equity equivalents having a market value of at least 500% of their annual cash retainer of $90,000 (as well as any additional cash retainer amounts earned relating to his or her chair positions), and that they attain this level of stock ownership within five years of becoming a director. Based on the holdings noted above, all non-employee directors have met this goal, or are on track to meet this goal, within the prescribed five-year time frame.
Directors’ Deferred Compensation Plan
We maintain the Winnebago Industries, Inc. Directors’ Deferred Compensation Plan (the Directors’ Deferred Plan) for all non-employee directors. A non-employee director can defer 50% or 100% of the retainer and fee payments that would otherwise be paid to him or her in cash and can defer taxes on such compensation.
A participant may elect to apply his or her annual cash retainer amounts to either, but not both, money credits or Winnebago stock units.
Money credits are units credited in the form of dollars to a participant’s account established by the Company. The money credits accrue interest from the credit date. Presently, the interest rate to be applied to money credits is the 30-year Treasury bond yield as of the first business day of the plan year.
Winnebago Industries stock units are credited in the form of the Company’s common stock. The shares of our common stock issued in connection with our Directors’ Deferred Plan consist of our treasury shares and like all of our common stock, generally, will accrue dividends, if any, paid by us on our common stock. Winnebago Industries stock units will be recorded in a participant’s account based on the closing price of a share of our common stock on the NYSE on the date upon which the account is credited.
A participant will generally receive payment of his or her Directors’ Deferred Plan account (either in a lump sum payment or annual installments, as elected by the participant) at the earlier of a “change in control” of the Company, as defined in the Directors’ Deferred Plan, termination of service as a director, or, if elected by the participant, at the time elected by the participant; provided that a participant will receive a lump-sum distribution of his or her account within 30 days following his or her termination of service as a director after such change in control.
The Winnebago Industries stock units credited to a participant’s account are included in the “Security Ownership of Certain Beneficial Owners and Management” table in this proxy statement.

Proxy Statement for 2024 Annual Meeting 27

Director Annual Equity Grants
The fiscal 2024 equity awards granted in October 2023 were made pursuant to the Winnebago Industries, Inc. 2019 Omnibus Incentive Plan, which limits the aggregate grant date fair value of all equity awards to a non-employee director during a calendar year to not more than $400,000, excluding awards granted at a director’s request in lieu of cash retainers or other fees payable in cash.
Beginning with the fiscal 2019 annual equity awards, we began to grant restricted stock units rather than restricted stock to our non-employee directors. Each director equity award, awarded in the form of restricted stock units, will vest approximately one year from the date of the applicable grant, provided that participants are restricted from selling, pledging or transferring the common stock underlying the vested restricted stock units until the date the participant separates from service on the Board. If a participant terminates his or her service as a director prior to the vesting of the underlying restricted stock unit award, the award will be forfeited by the director, except as follows: (i) in the event of the director’s death or disability prior to vesting, all unvested restricted stock units will vest as of the termination date and (ii) in the event of a change in control while the director is serving on the Board, all unvested restricted stock units will vest on the date of termination. Directors may also elect to defer settlement of their vested restricted stock units until the director’s service to the Company terminates or, if earlier, upon a change in control.

Proxy Statement for 2024 Annual Meeting 28

Compensation Discussion and Analysis
The following Compensation Discussion and Analysis describes the material elements of our executive compensation program. Throughout this discussion, we refer to named executive officers (NEOs). The following individuals are our NEOs for fiscal 2024:

Name	Position
Michael J. Happe	Chief Executive Officer and President
Bryan L. Hughes	Chief Financial Officer; Senior Vice President, Finance, Investor Relations, and Business Development(1)
Donald J. Clark	Group President - Towable RV Segment; President, Grand Design RV (2)
Casey J. Tubman	President, Newmar
Huw S. Bower	Former President, Winnebago Outdoors(3)

(1)	Mr. Hughes was named to this position effective as of November 1, 2024 and was previously Chief Financial Officer, Senior Vice President, Finance, Investor Relations, and Information Technology.
(2)	Mr. Clark was named to this position effective as of November 1, 2024 and was previously President, Grand Design.
(3)	Mr. Bower’s employment was involuntarily terminated without cause on August 31, 2024.
Executive Summary
Executive Compensation Philosophy and Program Objectives
The Human Resources Committee (referred to in this Compensation Discussion and Analysis section of this proxy statement as the “committee”) believes that the most effective compensation program is one that is designed to pay for performance. Towards this end, we strive to reward the achievement of our specific annual, long-term and strategic goals and align executives’ interests with those of our shareholders, with the ultimate objective of improving shareholder value. The committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to our peer group. The committee believes executive compensation packages provided to our executives, including the NEOs, should include both cash and stock-based compensation that reward performance as measured against established goals.
The committee has worked with management and its independent compensation consultant, Semler Brossy, to design the current executive compensation programs, following the belief that compensation should reflect the value created for our shareholders while furthering our strategic goals. In doing so, we instituted our compensation programs to achieve the following goals:
⯀	Align the interests of management with those of our shareholders
⯀	Provide fair and competitive compensation
⯀	Integrate compensation with our business plans
⯀	Reward both business and individual performance
⯀	Attract and retain key executives critical to our success
These objectives emphasize pay for performance by providing an incentive opportunity for performance that meets or exceeds Company objectives.

Proxy Statement for 2024 Annual Meeting 29

Fiscal 2024 Performance Results

The Company’s financial results tied to annual incentive compensation measures for fiscal 2024 are set forth below.

	Incentive Plan		Performance
	Annual(1)	Long-Term(2)	1-year	3-year(3)
Net Revenue ($ in thousands)	✔		$2,973,490	N/A
Operating Income ($ in thousands)	✔		$100,174	N/A
Net Working Capital	✔		19.9%	N/A
Average Return on Invested Capital (Incentive ROIC)(4)		✔	N/A	4.9%
Incentive Earnings Per Share (Incentive EPS)(4)		✔	N/A	$3.38

(1)	The annual Officers Incentive Compensation Plan metrics and performance for each of our named executive officers are described in detail under the “Fiscal 2024 OICP” section of this proxy statement.
(2)	The 2022-2024 LTIP plan metrics consist of 50% Incentive ROIC and 50% Incentive EPS.
(3)
Relates to the fiscal 2022-2024 performance period of the 2022-2024 LTIP plan. The full details of the plan and performance are outlined in the “Payout of the Fiscal 2022-2024 LTIP Cycle” section of this proxy statement.

(4)
When determining the level of actual performance for the fiscal 2022-2024 three-year performance period of the Long-Term Incentive Program (LTIP), the committee excluded the impact of certain events impacting comparability, consistent with our defined methodology. The Incentive ROIC metric was adjusted from ROIC to exclude the following: (i) pretax acquisition-related costs, (ii) pretax amortization, and (iii) the tax impact of the aforementioned adjustments, as applicable. The Incentive EPS metric was adjusted from diluted EPS to exclude the following: (i) pretax acquisition-related costs, (ii) pretax earnout valuation adjustments, (iii) pretax amortization, (iv) pretax change in fair value of notes receivable and other investments, (v) loss on repurchase of convertible notes, (vi) the impact of Chris-Craft goodwill impairment, and (vii) the tax impact of the aforementioned adjustments, as applicable.

Proxy Statement for 2024 Annual Meeting 30

Impact of Performance on Fiscal 2024 Compensation
The compensation program for our NEOs in fiscal 2024 was directly impacted by our financial performance and total shareholder returns:

Performance Objective		Link to 2024 Compensation
Financial	⯀
For Messrs. Happe and Hughes, 75% of the 2024 annual incentive award was based on achieving targeted levels of net revenue (40%), operating income (50%), and net working capital (10%) at the enterprise level. For Mr. Bower, 75% of the 2024 annual incentive award was based on achieving targeted levels of net revenue (30%), operating income (50%), and net working capital (20%) at the Winnebago Outdoor business unit level. For Mr. Tubman, 75% of the 2024 annual incentive award was based on achieving targeted levels of net revenue (40%), operating income (50%), and net working capital (10%) at the Newmar business unit level. The other 25% was tied to individual metrics aligned with goals deemed important to advancing business objectives.

⯀
Pursuant to the terms of his employment agreement, Mr. Clark’s incentive compensation is 90% dependent on pretax net income of the Grand Design business and 10% dependent on Grand Design’s performance against an operating target set by the Company.

	⯀	Payout for the fiscal 2022-2024 LTIP awards was tied 50% to our Incentive ROIC and 50% to our Incentive EPS.
Total Shareholder Returns	⯀	With the exception of Mr. Clark, 66% of our NEO compensation on average was delivered in the form of Company equity awards (77% in the case of our CEO).
⯀
15% of the annual equity grants made in fiscal 2024 to all NEOs, excluding Mr. Clark, were in the form of stock options, which only have value to the executive if the value of the Company grows for our shareholders.

Based on our performance as measured against predefined goals, the 2022-2024 LTIP paid out at 49.7% of target, and the fiscal 2024 Officers Incentive Compensation Plan (OICP) paid out as follows for all NEOs, except for Messrs. Bower and Clark: 14.5% of target for Messrs. Happe and Hughes, and 119.5% for Mr. Tubman. Mr. Bower’s employment was involuntarily terminated without cause on August 31, 2024 and he did not receive a payout under the 2022-2024 LTIP or OICP.
Mr. Clark received a cash incentive award of $4,732,606 for fiscal 2024. This incentive was paid in four quarterly installments with respect to fiscal 2024.
Other Pay and Governance Practices
The Company has adopted the following key programs, policies and practices to respond to best governance practices in executive compensation and enhance the alignment of our executive compensation programs and shareholder interests:

What we do	What we don’t do

✔
Tie the majority of target total compensation to performance
✔
Provide appropriate mix of pay to reward Company, line of business, and individual performance
✔
Align executive interests with the interests of the shareholders through equity-based awards
✔
Maintain clawback policies, applicable to our executive officers’ incentive awards, which provide for the recoupment of incentive compensation payouts following certain financial restatements or in the event of certain misconduct
✔
Align our performance goals and measures with our strategy and operating plan
✔
Maintain meaningful executive and director stock ownership guidelines
✔
Conduct annual “say-on-pay” advisory votes
✔
Use an outside, independent third-party advisor to provide objective compensation advice

✘
Provide excessive severance benefits to our executive officers
✘
Provide excise tax gross-ups upon change in control
✘
Grant equity awards subject to automatic acceleration of vesting (i.e., single-trigger) upon change in control
✘
Allow for hedging, pledging or speculative trading of Company securities by executives or directors
✘
Reprice options without shareholder approval
✘
Provide significant perquisites

Proxy Statement for 2024 Annual Meeting 31

Advisory Vote on Executive Compensation
At our 2023 annual meeting of shareholders, our shareholders voted to approve on an advisory basis the compensation of our NEOs. 94.4% of the votes cast with respect to this proposal were cast for approval of our NEOs’ compensation. The committee determined that our current executive compensation philosophy and compensation elements continued to be appropriate. We conduct regular investor outreach in the form of investor calls, attendance at investor conferences, execution of non-deal roadshows, and hosting of quarterly earnings calls with open Q&A. We continue to evaluate and refine our compensation programs on a regular basis and view the advisory vote as a helpful gauge of our compensation design.
Elements of Fiscal 2024 Compensation
The table below lays out the fiscal 2024 compensation elements for all NEOs, other than Mr. Clark.

	Element	Mechanics	Rationale
Paid in Cash	Salary	Weekly payments Values correspond to experience and job scope	Provides competitive fixed pay to attract employees
Officers Incentive Compensation Plan (OICP)
Annual payout tied to performance against pre-determined metrics and goals across a one-year performance period (40%) and each of the first and last six months of fiscal 2024 (30% each)
For fiscal 2024, the metrics for Messrs. Happe, Hughes and Tubman included:
•
75% financial objectives (enterprise level for Messrs. Happe and Hughes and business level for Mr. Tubman)
  ○ 40% Net Revenue
  ○ 50% Operating Income
  ○ 10% Net Working Capital
• 25% Individual Objectives
For fiscal 2024, the metrics for Mr. Bower included:
•
75% financial objectives (business unit level)
  ○ 30% Net Revenue
  ○ 50% Operating Income
  ○ 20% Net Working Capital
• 25% Individual Objectives
Payouts range from 0%-200% of a pre-determined target value
Incentivizes achievement of key annual objectives at an enterprise-wide or individual business unit level, driving progress towards achievement of long-term initiatives

Proxy Statement for 2024 Annual Meeting 32

	Element	Mechanics	Rationale
Paid in Equity	Performance Share Units / Long-Term Incentive Program (LTIP) – Annual
50% of all annual equity awards
For the fiscal 2024-2026 performance period, payouts are tied to performance against pre-determined goals across a three-year performance period
The metrics consist of:
• 50% Incentive ROIC
• 50% Incentive EPS
Payouts range from 0%-200% of a pre-determined target value
Rewards for achievement of specific long-term financial objectives Aligns NEOs’ interest with long-term shareholder value creation
	Stock Options – Annual	15% of all annual equity awards Stock options can be exercised over 10 years and vest over three years in equal installments	Aligns NEOs’ interest with long-term shareholder value creation as measured by appreciation in stock price from the date of grant
	Restricted Stock Units – Annual	35% of all annual equity awards Restricted stock units vest over three years in equal installments	Aligns NEOs’ interest with long-term shareholder value creation Encourages executive retention

In connection with our acquisition of Grand Design, we entered into an employment agreement with Mr. Clark in November 2016, which was most recently amended on October 17, 2023 to extend Mr. Clark’s employment through August 31, 2028. Under the current agreement, Mr. Clark is (i) paid an annual base salary of $500,000 and (ii) eligible to receive an incentive bonus pursuant to the pre-existing Grand Design Management Incentive Plan (the Grand Design MIP). Payment under the Grand Design MIP is 90% dependent on pretax net income performance of the Grand Design business and 10% dependent on Grand Design’s performance against an operating target set by the Company. Any incentive bonus earned under the Grand Design MIP is payable 100% in cash. Mr. Clark is not eligible to participate in any other Winnebago Industries cash or stock incentive program.
Performance-based Pay Mix
Consistent with the committee’s commitment to a strong, positive link among our business objectives, our performance and our executive compensation practices, we have placed a significant emphasis on pay “at risk,” based on the achievement of established business objectives and shareholder value creation. In fiscal 2024, 86% of our CEO’s total target compensation and 71% of the average total target compensation of our other NEOs was performance-based pay, including annual incentive compensation and annual equity grants, with a significant emphasis on long-term performance and shareholder value creation. The following charts illustrate the components of our CEO’s fiscal 2024 total target compensation, as well as the components of the average total target compensation for our other NEOs in fiscal 2024, excluding Mr. Clark. Total target compensation includes fiscal 2024 annualized base salary, target annual incentive compensation, and the grant date fair value of the annual equity grants made in fiscal 2024, as reported in the Summary Compensation Table (and excludes benefits and other compensation).

(1)	Excludes Mr. Clark

Proxy Statement for 2024 Annual Meeting 33

Determination of Compensation
Role of the Human Resources Committee
The Human Resources Committee is responsible for reviewing and approving, on an annual basis, the corporate goals and objectives with respect to the compensation of all of our executive officers, as described in the committee’s charter. The committee relies on its own review and the advice of its independent compensation consultant in establishing executive officer pay. The committee seeks the input of the CEO in making executive officer pay decisions for all executives other than himself, with the committee approving all compensation decisions. In October 2023, the committee approved annual incentive performance objectives for fiscal 2024 based upon the business plan for the year. In October 2023, the committee granted long-term incentive awards to our executive officers under the Amended and Restated 2019 Omnibus Incentive Plan (the 2019 Plan), which was approved by the shareholders at the 2023 annual meeting of shareholders, including annual LTIP performance share units, stock options, and restricted stock units. After the completion of fiscal 2024, the committee (i) approved the 2024 annual incentives for our NEOs based on achievement of the performance objectives established at the beginning of the year and (ii) certified achievement of performance objectives with respect to the LTIP performance share unit awards granted to then-current executives in fiscal 2022 that had a performance period running from fiscal 2022-2024.
Role of the Compensation Consultant
The Human Resources Committee retained Semler Brossy as its independent executive compensation consultant for fiscal 2024. Retained by and reporting directly to the committee, Semler Brossy provided the committee with assistance in evaluating our executive compensation programs and policies, and, where appropriate, assisted with the revision of elements of the programs. Additionally, Semler Brossy performed the following activities to support the committee:
⯀	Reviewed annual and long-term incentive designs and assisted with determination of annual and long-term incentive awards, including fiscal 2024 payouts
⯀	Reviewed the total compensation program, including competitive peer group analysis and analysis of executive pay levels in relation to broader market survey data
⯀	Reviewed information provided to the committee by management
⯀	Developed recommendations with respect to CEO compensation decisions and provided advice to the committee on the compensation decisions affecting all executives, including the NEOs
⯀	Attended and participated in committee meetings as requested by the committee
⯀	Reported on compensation trends and best practices, plan design, and the reasonableness of individual compensation awards
⯀	Assisted the committee in reviewing the Board’s compensation and assessing its competitiveness relative to market
⯀
Assisted the committee in assessing the extent to which the Company’s compensation policies and practices promote reasonable and appropriate risk-taking behavior by management and avoid excessive risk-taking behavior

⯀	Provided a consultant independence and conflicts of interest assessment
⯀	Met with the committee and/or its members without management present
Semler Brossy did not provide any services to us other than those detailed above. The committee determined that no conflicts of interest exist with respect to Semler Brossy serving as an advisor to the committee. In making this determination, the committee considered various factors, including those set forth in the SEC’s and NYSE’s rules.

Proxy Statement for 2024 Annual Meeting 34

Role of Management
Our CEO and our other executive officers do not set their own compensation nor are they present when the committee sets their specific individual compensation. Our CEO provides his evaluation of each executive officer’s performance to the committee, and makes recommendations with respect to base salary and target incentives, incentive awards and equity awards for each executive officer other than himself. These recommendations are considered by the committee, which ultimately makes its own determinations. Our human resources department provides additional analysis and guidance as requested by the committee related to NEO compensation, including the following:
⯀	Developing, summarizing and presenting information and analyses to enable the committee to execute its responsibilities, as well as addressing specific requests for information from the committee
⯀	Attending committee meetings as requested to provide information, respond to questions and otherwise assist the committee
⯀
Assisting the CEO in making preliminary recommendations of base salary structure, annual and long-term (equity) program design and target award levels for the NEOs and other employees eligible to receive annual incentive awards

⯀	Preparing tally sheets outlining current pay opportunities and potential value of severance under various termination scenarios
Market Competitiveness Review
When setting fiscal 2024 compensation, the Human Resources Committee focused on trying to set pay levels, in the aggregate, within a competitive range of the market median. Some roles may be higher or lower in the competitive range based on performance, tenure in role, or other internal considerations. Competitive market data is only one of several factors considered by the committee in setting executive compensation levels.
The committee establishes an individual annual bonus and equity incentive target opportunity for each NEO based on the committee’s evaluation of the executive’s experience, level and scope of responsibility and individual performance. Actual cash compensation may be more or less than the target opportunity as a result of performance under the incentive plan. Realized compensation from our equity-based awards may be more or less than the target opportunity as a result of our performance relative to the LTIP measures and our stock price performance.
In setting compensation, the committee compares base salaries, annual incentive opportunities and long-term compensation for the NEOs to a peer group of similarly sized companies (which we refer to collectively as our compensation peers). For fiscal 2024, the committee used the following set of companies that were determined to have similarly sized revenues and market values as our compensation peers.

Compensation Peers
Altra Industrial Motion	LCI Industries – LCII (NYSE)
American Axle – AXL (NYSE)	Oshkosh Corporation – OSK (NYSE)
Brunswick Corporation – BC (NYSE)	Patrick Industries – PATK (NASDAQ)
Crane Co. – CR (NYSE)	Polaris – PII (NYSE)
Dana Incorporated – DAN (NYSE)	REV Group – REVG (NYSE)
Donaldson Company, Inc. – DCI (NYSE)	The Timken Company – TKR (NYSE)
Harley-Davidson, Inc. – HOG (NYSE)	The Toro Company – TTC (NYSE)
Hyster-Yale – HY (NYSE)	Wabash National – WNC (NYSE)

Based on a review conducted by Semler Brossy, the committee removed Altra Industrial Motion from the peer group for setting compensation levels for fiscal 2025, after that company was acquired in 2023.

Proxy Statement for 2024 Annual Meeting 35

In addition to peer group data, Semler Brossy collected market data from compensation surveys for executive positions where the scope of responsibilities for the Company’s executives was not comparable to the peer group named executive officers and where general industry survey data provided a better match for comparable positions in the market.
Fiscal 2024 NEO Compensation Decisions
Base Salary
We provide NEOs with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for NEOs are determined for each executive based on the individual’s position and responsibilities. The base salaries of our executives are also determined by considering such factors as:
⯀	Experience of the executive
⯀	Time in position
⯀	Individual performance
⯀	Level of responsibility for the executive
⯀	Economic conditions, Company performance, financial condition and strategic goals
⯀	Competitive market data provided by the committee’s independent compensation consultant
In general, base salary determinations are considered each year as part of the committee’s review process as well as upon a promotion or other change in job responsibility. Base salary is also used as the basis for calculating annual and long-term incentive awards and in calculating payments that may be paid upon a change in control, as described below. In October 2023, as a result of a review of performance, consideration of the above referenced factors, and with input from the independent compensation consultant and our CEO, the committee recommended and approved the following increases for fiscal 2024:

Name	Fiscal 2024 Salary ($)	Fiscal 2023 Salary ($)	Percentage Increase (%)
Michael J. Happe	1,100,000	1,050,000	4.8
Bryan L. Hughes	600,000	575,000	4.3
Donald J. Clark	500,000	400,000	25.0(1)
Casey J. Tubman	535,000	500,000	7.0(2)
Huw S. Bower	613,000	592,000	3.5

(1)
Mr. Clark’s employment agreement was most recently amended on October 17, 2023, effective as of September 1, 2023. Under the terms of the amended agreement, Mr. Clark’s annual base salary was increased to $500,000. This was the first increase to Mr. Clark’s annual base salary since the Company acquired Grand Design in 2016.

(2)	The committee approved the increase in base salary based on a review of the NEO’s base salary as compared to the peer group market data and individual performance.

Proxy Statement for 2024 Annual Meeting 36

Annual Incentive Plan — Officers’ Incentive Compensation Plan (OICP)
The OICP is designed to motivate and reward the successful completion of our annual performance goals as set by the Human Resources Committee. The amount of the participants’ incentive compensation earned for a given fiscal year is calculated under the OICP to be in direct proportion to our financial performance expressed as a percentage (financial factor) against compensation targets for each participant as determined by the committee. OICP awards are earned to the extent we meet or exceed financial targets as well as business unit and individual performance goals. Each NEO, except for Mr. Clark, is eligible for a target award, denominated as a percentage of fiscal 2024 base salary. NEOs may earn from 0% of the target award under the OICP up to a maximum of 200% of the target award. In setting the target award percentages for the NEOs, the committee considers competitive data in the compensation peer studies, individual performance evaluations, and internal equity factors.
Fiscal 2024 OICP
Net revenue, operating income, net working capital, and individual objectives related to each NEO’s particular responsibilities were chosen by the committee as the performance measurements under the OICP for fiscal 2024. The committee selected these as key performance metrics because they are closely aligned with our business strategy. These metrics are described further below. The following financial performance metrics represented 75% of OICP for all NEOs, other than Mr. Clark, measured either at the enterprise-wide level for Messrs. Happe and Hughes or the applicable business unit level (for Messrs. Tubman and Bower), which metrics were weighted as set forth in the tables below:
⯀	Net Revenue — focuses on overall enterprise and/or business unit growth; drives customer focus
⯀	Operating Income — reinforces the importance of profitable growth
⯀	Net Working Capital — helps measure overall financial health
Individual objectives (25% of the OICP for Messrs. Happe, Hughes, Tubman and Bower) provide actionable and measurable objectives controllable by the individual to achieve financial and non-financial goals.
Individual goals for our NEOs during fiscal 2024 included the following:
For Mr. Happe, to continue to drive key enterprise-wide strategic priorities around strengthening an inclusive, high-performance culture, growing exceptional outdoor lifestyle brands, broaden reach with outdoor customers, drive operational excellence and portfolio synergy, and utilize technology and information as business catalysts.
For Mr. Hughes, to optimize cash flow and return on invested capital by reducing working capital, mature the Company’s investor relations function, support business development through excellence in due diligence and integration, optimize the Company’s cost of capital and tax rate, and help drive enterprise-wide strategic priorities.
For Mr. Tubman, to profitably grow the business by focusing on dealer network performance, product line expansion and optimization, quality and innovation, while also working to maintain and grow the high performing culture focusing on overall employee experience and safety.
For Mr. Bower, to execute and deliver on strategy focusing on operational execution, product innovation, quality, shopping experience, and overall ownership experience. In addition, a strong focus on our employee culture and experience to include employee safety, engagement, retention, driving necessary technological advancements, training and development.
In October of 2024, the committee (i) evaluated performance against the established OICP financial performance metrics and determined that the Net Revenue performance met the threshold metrics for the first six-month period and full 12-month period, but did not meet the threshold metric for the second six-month period; the Operating Income performance did not meet the threshold metric for any of the performance periods; and the Net Working Capital performance met the threshold metric for the first six-month period, but did not meet the threshold performance metrics for the second six-month period or the full 12-month period, resulting in a 14.5% payout for Messrs. Happe and Hughes based on enterprise-wide performance and a 119.5% payout for Mr. Tubman

Proxy Statement for 2024 Annual Meeting 37

based on his applicable business unit performance and (ii) assessed the performance of each of the NEOs against his individual objectives to determine the OICP payout achieved by him as set forth below. Mr. Bower’s employment was involuntarily terminated without cause on August 31,2024 and he did not receive a payout under the OICP.
The tables below reflect the fiscal 2024 OICP financial metric payout thresholds and targets for each period as well as our performance against these metrics ($ in millions): Enterprise-Wide Financial Performance Metrics for the Full 12-Month Fiscal Year Period

Metric	Weight	Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)	Fiscal 2024 Performance	Actual Payout % (Weighted)
Net Revenue	40.0%	$2,856.9	$3,499.7 – 3,642.6	$3,928.3	$2,973.5	15.4%
Operating Income	50.0%	$224.6	$293.4 – 305.4	$329.4	$100.2	0.0%
Net Working Capital	10.0%	17.9%	15.2% – 14.6%	11.9%	19.9%	0.0%
Total Payout Percentage						15.4%
40% of Total Percentage						6.2%

Enterprise-Wide Financial Performance Metrics for the First Six-Month Fiscal Year Period

Metric	Weight	Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)	Fiscal 2024 Performance	Actual Payout % (Weighted)
Net Revenue	40.0%	$1,340.2	$1,641.8 – 1,708.8	$1,842.8	$1,466.6	22.6%
Operating Income	50.0%	$94.1	$122.9 – 127.9	$138.0	$74.5	0.0%
Net Working Capital	10.0%	20.6%	17.5% – 16.8%	13.7%	19.5%	5.1%
Total Payout Percentage						27.7%
30% of Total Percentage						8.3%

Enterprise-Wide Financial Performance Metrics for the Second Six-Month Fiscal Year Period

Metric	Weight	Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)	Fiscal 2024 Performance	Actual Payout % (Weighted)
Net Revenue	40.0%	$1,516.7	$1,857.9 – 1,933.8	$2,085.5	$1,506.9	0.0%
Operating Income	50.0%	$130.5	$170.5 – 177.5	$191.4	$25.6	0.0%
Net Working Capital	10.0%	16.5%	14.0% – 13.5%	11.0%	19.2%	0.0%
Total Payout Percentage						0.0%
30% of Total Percentage						0.0%

Enterprise-Wide Financial Performance Metrics (75% of the OICP for Messrs. Happe and Hughes) for all Three Performance Periods — Total Financial Results(1)

Actual Total Financial Payout % (Weighted)
Total Fiscal Year Financial Performance Metrics Payout Percentage	14.5%

(1)
Mr. Tubman’s financial performance is based upon the Newmar business unit and the financial performance metrics are weighted: (1) 40% net revenue; (ii) 50% operating income; and (iii) 10% net working capital. Mr. Bower’s financial performance was based upon the Winnebago Outdoors business unit and the financial performance metrics were weighted: (i) 30% net revenue, (ii) 50% operating income and (iii) 20% net working capital.

Proxy Statement for 2024 Annual Meeting 38

When determining the level of actual performance for the OICP, the committee considered and reviewed the CEO’s evaluation of each eligible NEO’s performance, other than himself. The committee determined that each of the participating NEOs earned his individual performance goal opportunity at a level of 135% of target for Mr. Hughes and 120% of target for Mr. Tubman. The committee also determined, in its sole discretion, that Mr. Happe’s level of achievement of his individual objectives was 125% of target. Mr. Bower’s employment was involuntarily terminated without cause on August 31, 2024 and he did not receive a payout under the OICP.
The following table reflects the fiscal 2024 year-end salary, target OICP percentage and dollar amounts, and actual OICP percentage and dollar amounts earned by the participating NEOs, each as approved by the committee. The calculated portion of the OICP payout related to achievement of the metrics set at the beginning of the fiscal year is reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

		Fiscal 2024 Target OICP		Fiscal 2024 Actual OICP
Name	Fiscal 2024 Eligible Earnings	% of Salary	Target Award(1)	% of Target	Payout
Michael J. Happe	$1,121,154	N/A(1)	$1,200,000	42.1	$505,500
Bryan L. Hughes	611,539	95.0%	580,962	44.6	259,254
Casey J. Tubman	545,289	90.0%	490,760	119.6	587,072
Huw S. Bower	652,197	90.0%	586,977	N/A(2)	N/A

(1)	Target Award is based on annual base salary rate, whereas Fiscal 2024 Eligible Earnings reflects base salary actually pad in the 53-week fiscal 2024 year.
(2)	Mr. Happe’s target OICP is set at the listed target award amount and is not calculated as a percent of his eligible earnings.
(3)	Mr. Bower’s employment was involuntarily terminated without cause on August 31, 2024 and he did not receive a payout under the OICP.
Mr. Clark does not participate in the OICP. For fiscal 2024, Mr. Clark received an inventive bonus of $4,732,606 under the Grand Design MIP. Mr. Clark’s incentive under such plan is calculated as 3.5% of the pretax net income of Grand Design (before taking into account any bonus payments thereunder).
Fiscal 2024 Equity Awards
We recognize long-term incentive opportunity as an important element of the total executive compensation program for NEOs. Long-term incentives are intended to retain and motivate executives and to encourage a strong link between management objectives and long-term shareholder interests. In fiscal 2024, we awarded long-term incentives under our 2019 Plan in the form of annual LTIP performance share units, restricted stock units and stock options.
LTIP / Performance Share Units
Each year, the committee establishes a three-year performance plan to promote our long-term growth and profitability and to attract and retain executives by providing them an opportunity for an incentive award consisting of performance shares of the Company’s common stock. The amount of an NEO’s performance share incentive compensation for the three-year period is calculated to be in direct linear proportion to our measured financial performance expressed as a percentage against compensation targets as approved by the committee.
In general, the awards are based upon our financial performance as measured against the specific three-year plan approved by the committee. The committee approved financial measurements and weightings for each specific three-year plan (as set forth in the following chart).
For the fiscal 2024-2026 LTIP performance share units, the committee selected the following Company performance metrics for Messrs. Happe, Hughes, Tubman and Bower:

Metric	Weight
Incentive ROIC	50%
Incentive EPS	50%

Proxy Statement for 2024 Annual Meeting 39

The definitions of Incentive ROIC and Incentive EPS incorporate adjustments for Board approved non-recurring disclosure items affecting comparability, including adjustments for acquisitions and divestitures where appropriate, which generally align with our non-GAAP financial reporting.
Given the financial challenges of establishing a three-year performance plan in a cyclical industry, the committee decided to separate the fiscal 2024-2026 LTIP into four measurement periods. Each of these four measurement periods has the financial performance metrics described above with performance goals set at the beginning of the three-year performance period for Period 1 and Period 4, established at the start of fiscal year 2025 for Period 2 and established at the start of fiscal year 2026 for Period 3. The measurement periods and associated plan weighting are indicated below:

Measurement Period	Weight
Period 1: fiscal 2024 (financial performance measured against established fiscal 2024 financial plan)	25%
Period 2: fiscal 2025 (financial performance measured against established fiscal 2025 financial plan)	25%
Period 3: fiscal 2026 (financial performance measured against established fiscal 2026 financial plan)	25%
Period 4: fiscal 2024-2026 (financial performance measured against established financial plan for fiscal 2024-2026 period)	25%

Following the completion of each of these measurement periods, the results are computed, and the payout results are “banked” until the end of Period 4. Employees must be employed by the Company on the date of payout, following the end of Period 4, to receive any payout, except, for awards granted in fiscal 2022, in the case of an employee’s retirement (as more fully described under the “Long-Term Incentive Program and Performance Share Units” section below). The number of performance shares that may be earned range from 0% to 200% of the target share amount.
Restricted Stock Units
In fiscal 2024, NEOs were granted restricted stock units that vest in three equal annual installments, beginning on the first anniversary of the grant date.
Stock Options
In fiscal 2024, NEOs were granted stock options that vest over three years in equal installments, beginning on the first anniversary of the grant date, and can be exercised over 10 years.
Fiscal 2024 Awards
The target value of the equity incentive awards granted to the NEOs in fiscal 2024 was as follows:

	Annual Awards
Name	LTIP / Performance Shares (50%)(1)	Restricted Stock Units (35%)	Stock Options (15%)	Fiscal 2024	Fiscal 2023	% Increase/ Decrease(1)
Michael J. Happe	$2,774,977	$1,942,484	$832,492	$5,549,953	$4,999,988	11.0%(2)
Bryan L. Hughes	539,973	378,017	161,995	1,079,985	1,006,258	7.3
Donald J. Clark(3)	N/A	N/A	N/A	N/A	914,899	N/A
Casey J. Tubman	294,222	205,967	88,277	588,465	499,998	17.7(2)
Huw S. Bower	551,709	386,173	165,509	1,103,392	1,065,589	3.5

(1)	To perform this calculation, we assumed that the LTIP/performance share unit awards for fiscal 2024 and fiscal 2023 were earned at target.
(2)
The committee approved the increase in the target value of equity incentives awards granted to these NEOs in fiscal 2024 based on a review of each NEO’s target value of equity incentive awards as compared to the peer group, market data, and individual performance.

(3)
Under the terms of Mr. Clark’s employment agreement, (1) for fiscal 2023 he received 15% of the Grand Design MIP award delivered in the form of restricted stock units and (ii) for fiscal 2024, 100% of the Grand Design MIP was paid in cash.

Proxy Statement for 2024 Annual Meeting 40

Payout of the Fiscal 2022-2024 LTIP Cycle
For the fiscal 2022-2024 LTIP performance share units, the committee used the metrics of Incentive ROIC and Incentive EPS for each of the following performance periods: (i) Period 1: fiscal 2022; (ii) Period 2: fiscal 2022-2023 growth (financial performance measured against established 2022-2023 financial growth rates which contribute to the overall fiscal 2022-2023 financial plan); (iii) Period 3: fiscal 2023-2024 growth (financial performance measured against established 2023-2024 financial growth rates which contribute to the overall fiscal 2023-2024 financial plan); and (iv) Period 4: fiscal 2022-2024 (financial performance measured against established fiscal 2024 plan). The awards were determined based on our performance against these metrics.
The definitions of Incentive ROIC and Incentive EPS incorporate adjustments for Board approved non-recurring disclosure items affecting comparability, including adjustments for acquisitions and divestitures where appropriate, which generally align with our non-GAAP financial reporting. No additional adjustments were made to the performance metrics outside of this definition when determining the final payout for any of the performance periods.
The payout scale provided for a minimum award of 0% of the shares granted and a maximum award of 200% of the shares granted. The table below reflects our performance against these metrics and the amount paid to eligible NEOs under the fiscal 2022-2024 LTIP performance share units:

Performance Period	Weight	Metric	Weight	Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)	Performance	Actual Payout %
Period 1(1)	25%	Incentive ROIC	50.0%	19.4%	23.1% - 25.5%	28.0%	27.9%	197.9%
		Incentive EPS	50.0%	$9.46	$11.23 - $12.41	$13.59	$13.81	200.0%
		Payout Percentage						199.0%
		Weighted Payout Percentage						49.7%
Period 2(2)	25%	Incentive ROIC	50.0%	21.8%	25.9% - 28.7%	31.4%	13.7%	0.0%
		Incentive EPS	50.0%	$15.74	$16.08 - $16.37	$16.59	$7.71	0.0%
		Payout Percentage						0.0%
		Weighted Payout Percentage						0.0%
Period 3(3)	25%	Incentive ROIC	50.0%	9.8%	11.6% - 12.8%	14.0%	5.1%	0.0%
		Incentive EPS	50.0%	$8.37	$8.49 - $8.58	$8.66	$3.45	0.0%
		Payout Percentage						0.0%
		Weighted Payout Percentage						0.0%
Period 4(4)	25%	Incentive ROIC	50.0%	17.8%	21.1% - 23.3%	25.5%	4.9%	0.0%
		Incentive EPS	50.0%	$12.30	$14.61 - $16.15	$17.69	$3.38	0.0%
		Payout Percentage						0.0%
		Weighted Payout Percentage						0.0%
		Total Payout Percentage						49.7%

(1)
The Incentive ROIC metric was adjusted to exclude the following: (i) pretax acquisition-related costs , (ii) pretax amortization, (iii) pretax litigation reserves, (iv) equity adjustment related to the convertible notes, and (v) the tax impact of the aforementioned adjustments, as applicable. The Incentive EPS metric was adjusted from diluted EPS to exclude the following: (i) pretax acquisition-related costs, (ii) pretax amortization, (iii) pretax earnout valuation adjustments, (iv) pretax litigation reserves, (v) pretax non-cash interest expense related to the convertible notes, and (vi) the tax impact of the aforementioned adjustments, as applicable.

(2)
The Incentive ROIC metric was adjusted to exclude the following: (i) pretax acquisition-related costs , (ii) pretax amortization, (iii) the net financial impact of the Lithionics Battery acquisition, and (iv) the tax impact of the aforementioned adjustments, as applicable. The Incentive EPS metric was adjusted from diluted EPS to exclude the following: (i) pretax acquisition-related costs associated with the Lithionics Battery acquisition, (ii) pretax amortization, (iii) pretax earnout valuation adjustments, (iv) pretax litigation reserves, (v) pretax net financial impact of the Lithionics Battery acquisition, (vi) the impact of convertible notes, including dilution impact economically offset by a call spread overlay, certain pretax interest expense, and/or assumed dilution as a result of the adoption of ASU 2020-06 in fiscal 2023, and (vii) the tax impact of the aforementioned adjustments, as applicable.

Proxy Statement for 2024 Annual Meeting 41

(3)
The Incentive ROIC metric was adjusted to exclude the following: (i) pretax acquisition-related costs , (ii) pretax amortization, (iii) the net financial impact of the Lithionics Battery acquisition, and (iv) the tax impact of the aforementioned adjustments, as applicable. The Incentive EPS metric was adjusted from diluted EPS to exclude the following: (i) pretax acquisition-related costs, (ii) pretax amortization, (iii) pretax earnout valuation adjustments related to the Barletta acquisition, (iv) pretax change in fair value of notes receivable, (v) loss on inducement related to the repurchase of convertible notes, (vi) the impact of Chris-Craft goodwill impairment, (vii) pretax net financial impact of the Lithionics Battery acquisition, (viii) the tax impact of the aforementioned adjustments, as applicable.

(4)
The Incentive ROIC metric was adjusted to exclude the following: (i) pretax acquisition-related costs, (ii) pretax amortization, and (iii) the tax impact of the aforementioned adjustments, as applicable. The Incentive EPS metric was adjusted from diluted EPS to exclude the following: (i) pretax acquisition-related costs, (ii) pretax amortization, (iii) pretax earnout valuation adjustments, (iv) pretax change in fair value of notes receivable and other investments, (v) loss on repurchase of convertible notes, (vi) the impact of Chris-Craft goodwill impairment, and (vii) the tax impact of the aforementioned adjustments, as applicable.

Benefits
Our NEOs are eligible to participate in the same benefit plans designed for all our full-time employees. The basic insurance package includes health, dental, disability and basic group life insurance. Except as specifically summarized in this Compensation Discussion and Analysis and the “2014 and 2019 Incentive Compensation Plan Payments” section below, we do not currently provide payments and benefits for NEOs following their retirement, including, but not limited to, tax-qualified defined benefit plans and supplemental executive retirement plans.
Profit Sharing and Deferred Savings and Investment Plan
We maintain a 401(k) plan, the Winnebago Industries, Inc. Profit Sharing and Deferred Savings and Investment Plan (the 401(k) Plan), which is a tax-qualified defined contribution plan maintained for the benefit of substantially all hourly and salaried employees, including our executives. The 401(k) Plan offers NEOs and all other employees the opportunity to defer a percentage of income that is a part of their base compensation. Employees may defer a percentage of income that is part of their base salary and incentive pay (401(k) Eligible Compensation). The Company currently matches employee contributions dollar for dollar up to 3% of 401(k) Eligible Compensation and half of employee contributions up to the next 2% of 401(k) Eligible Compensation (subject to IRS limits and 401(k) safe harbor considerations), subject to a two-year, pro-rata vesting period for employees hired after January 1, 2018.
Executive Deferred Compensation Plan (Non-Qualified Deferred Compensation Plan)
Under the Executive Deferred Compensation Plan (Deferred Compensation Plan), executive officers and certain key employees may annually choose to defer up to 50% of their salary and up to 100% of their cash incentive awards. The committee has determined that the Deferred Compensation Plan will have the same nominal investment options as the 401(k) Plan. The Company does not provide any matching contributions to the Deferred Compensation Plan.
Perquisites
We provide NEOs with limited perquisites that the committee believes are reasonable and consistent with the overall compensation program to better enable us to attract and retain superior employees for key positions. The committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. Based upon this periodic review, perquisites are awarded or adjusted on an individual basis. NEOs are not automatically awarded all, or in equal amounts, perquisites granted by the Company.
The perquisites provided to our NEOs include:
⯀	Executive Physical. To encourage executives to monitor and maintain good health, we pay for voluntary annual physical examinations for executives, including the NEOs.
⯀
Recreational Vehicle and Boat Use. Our executives, including NEOs, can use our recreational vehicles and boats on a periodic and temporary basis. We encourage our executives to have a first-hand understanding of the outdoor lifestyle experienced by our customers and to provide our executives with the opportunity to evaluate product design and efficiency.

⯀	Car Allowance. A car allowance is provided as frequent travel is required.
⯀	Financial and Tax Planning. To address complex tax and financial situations, a tax and financial planning payment is provided.

Proxy Statement for 2024 Annual Meeting 42

Additional Compensation Policies
Policies and Procedures Related to the Grant of Certain Equity Awards
The Company does not have any formal policy that requires us to grant, or avoid granting, equity-based compensation to our executive officers at certain times. Our current long-term incentive program includes the grant of stock options, representing 15% of the total long-term incentive value for fiscal 2024 awards. Consistent with our annual compensation cycle, the committee typically grants annual equity awards, including stock options, to our executive officers in October of each year at the committee’s first meeting of our fiscal year. The dates for these committee meetings are set more than a year in advance on a fairly consistent cadence year over year.
The timing of any equity grants to executive officers in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date).
As a result, in all cases, the timing of grants of equity awards, including stock options, occurs independent of the release of any material nonpublic information, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based compensation.
Stock Ownership Guidelines
The committee has adopted stock ownership guidelines for executive officers. In general, each executive officer has five years from the date he becomes an executive to accumulate the appropriate number of shares. In addition, each executive officer is required to retain 50% of any after-tax shares received from the vesting of awards or exercise of stock options until the applicable stock ownership guideline is met. The purpose of the guidelines is to encourage our executive officers to own and retain Company shares, thereby aligning their interests with our shareholders.
We review our stock ownership guidelines on a periodic basis. The table below describes the current ownership guidelines for the NEOs. As of August 31, 2024, each of our NEOs had either met his stock ownership guideline goal or was on track to meet this goal within the prescribed five-year time frame.

Name	Stock Ownership Guidelines (as a multiple of base salary)	In Compliance with Guidelines?
Michael J. Happe	5x	Yes
Bryan L. Hughes	3x	Yes
Donald J. Clark	2.5x	Yes
Casey J . Tubman	2.5x	On Track
Huw S. Bower	2.5x	Yes

Employment, Severance and Change in Control Arrangements
Employment Agreements
Mr. Happe and Mr. Clark are the only NEOs with individual employment agreements with the Company.
In December 2021, the committee completed a review of benchmarking data and market practices regarding executive officer severance outside of a change in control. Following that review, the committee approved, and Mr. Happe and the Company entered into an amended and restated employment agreement, which amended the pre-change in control severance benefits for Mr. Happe. If Mr. Happe is terminated by the Company without cause or terminates employment with the Company for good reason (as such terms are defined in his employment agreement), he is entitled to severance pay of two times his annual base salary, payable in installments over 24 months, and an amount equal to two times his target annual bonus plus the annual COBRA premium cost for Mr. Happe’s group medical, dental and vision insurance coverage, payable in a lump sum. Mr. Happe also is subject to one-year non-competition and non-solicitation covenants following termination of employment.

Proxy Statement for 2024 Annual Meeting 43

If Mr. Clark is terminated by the Company without cause or terminates employment with the Company for good reason (as such terms are defined in his employment agreement), he is entitled to severance pay of his base salary for 12 months and any earned but unpaid incentive bonus due under the Grand Design MIP through the fiscal quarter in which the termination occurred. Mr. Clark is subject to a non-compete and non-solicitation covenants that terminate one year following termination of employment.
Executive Officer Severance Plan
In December 2021, in connection with the review of severance practices described above, the committee approved a new Winnebago Executive Officer Severance Plan (the Executive Severance Plan) that applies to all of the Company’s executive officers, including the NEOs, other than Messrs. Happe and Clark and provides severance benefits for eligible executives outside of a change in control of the Company. The Executive Severance Plan provides that, in the event of a termination of an eligible executive’s employment without cause or for good reason, the eligible executive would be entitled to receive 12 months of salary continuation and a payment equal to the target annual incentive under the OICP (as well as annual COBRA premium cost), subject to certain conditions.
Executive Change in Control Agreements
Each of the NEOs, including Mr. Happe and Mr. Clark, have also entered into an Executive Change in Control Agreement (CIC Agreement) with the Company.
The CIC Agreements generally provide that, in the event of a termination of the executive’s employment (for a reason other than death, disability, termination for cause or, under certain circumstances, a voluntary termination of employment by the executive) within two years of a change of control, such executive will receive a severance only relative to salary and target annual incentives under the OICP (as well as annual COBRA premium cost) at a 2x multiple (or 3x, in the case of Mr. Happe only). The CIC Agreement for Mr. Clark provides that the severance benefit payable would be capped at $3,000,000.
The committee believes these arrangements are an important part of the total executive compensation program because they protect our interest in the continuity and stability of the executive group, and to facilitate a smooth transition in the event that an executive’s employment is terminated under circumstances covered by the arrangements. The committee also believes that the CIC Agreements reduce the executives’ interest in working against a potential change of control and help to keep them focused on minimizing interruptions in business operations by reducing any concerns they may have of being terminated prematurely and without cause during any ownership transition. See “Potential Payments upon Termination or Change in Control-Executive Change in Control Agreements” below for additional detail.
Clawback Policies
Our incentive compensation programs include “clawback” provisions for each of the OICP and LTIP programs, which, in part, provide for the recoupment of incentive compensation payouts if payments are made based upon the achievement of financial results that are subsequently subject to a restatement due to material noncompliance with financial reporting requirements. In addition, our compensation recovery policies (the Clawback Policies), provides for the recovery of certain compensation from all of our officers subject to Section 16 of the Exchange Act in certain circumstances. The Clawback Policies provide that the Company will require recovery of erroneously awarded compensation incentive-based compensation in the event of a financial restatement, all as required by the SEC rules and NYSE listing requirements, and such compensation as the committee determines in the event of certain misconduct by the Section 16 officer.
Tax Considerations
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000. While our committee is mindful of the benefit to us of the deductibility, it believes that we should maintain flexibility in compensating our executive officers in a manner that best promotes our corporate objectives.

Proxy Statement for 2024 Annual Meeting 44

Section 409A of the Internal Revenue Code
Section 409A of the Code (Section 409A), which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% penalty and an interest penalty, on a recipient of deferred compensation that does not comply with Section 409A. Although the Company makes no guarantees with respect to exemption from, or compliance with, Section 409A, our committee takes into account the potential implications of Section 409A in determining the form and timing of compensation awarded to our executives and strives to structure its nonqualified deferred compensation plans to meet these requirements.
Compensation-Related Risk Assessment
Our committee has analyzed the potential material risks that may be created by our compensation programs. Because performance-based incentives play a large role in our executive compensation program, it is important to ensure that these incentives do not result in our employees taking actions that may conflict with the Company’s long-term interests. The committee reviewed and concluded that the Company’s compensation programs are designed and administered with the appropriate balance of risk and reward in relation to its overall business strategy and do not encourage employees to take unnecessary or excessive risks.

Proxy Statement for 2024 Annual Meeting 45

Human Resources Committee Report
The Human Resources Committee of the Board has reviewed and discussed the foregoing Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the committee recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and this proxy statement.
Human Resources Committee:
John M. Murabito, Chair
Sara E. Armbruster
Staci L. Kroon
Jacqueline D. Woods
Human Resources Committee Interlocks and Insider Participation
The current members of the Human Resources Committee, Mses. Armbruster, Kroon, and Woods and Mr. Murabito, were not at any time during fiscal 2024 or at any other time a Winnebago Industries officer or employee, and no member had any relationship with the Company requiring disclosure under applicable SEC rules. No executive officer has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or the Human Resources Committee during fiscal 2024.

Proxy Statement for 2024 Annual Meeting 46

Compensation Tables and Narrative Disclosure
Summary Compensation Table
The tables below contain compensation information for each of our NEOs for fiscal 2024, 2023, and 2022.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Changes in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)
Michael J. Happe President, CEO	2024	1,121,154	—	4,717,461	832,492	505,500	—	40,624	7,217,231
	2023	1,050,000	—	4,249,995	749,992	550,500	—	77,241	6,677,728
	2022	1,000,000	—	3,569,965	629,991	1,439,700	—	36,913	6,676,569
Bryan L. Hughes CFO; Senior Vice President, Finance, Investor Relations and Business Development	2024	611,539	—	917,990	161,995	259,254	—	40,624	1,991,402
	2023	575,000	—	855,316	150,942	243,872	—	56,271	1,881,401
	2022	550,000	—	756,278	123,749	560,883	—	40,609	2,031,519
Donald J. Clark(5) Group President – Towable RV Segment; President Grand Design RV	2024	509,616	—	—	—	4,732,606	—	14,354	5,256,576
	2023	400,000	—	—	—	6,099,325(6)	—	21,624	6,520,949
	2022	400,000	—	—	—	13,057,292(7)	—	12,200	13,469,492
Casey J. Tubman President, Newmar(8)	2024	545,289	—	500,189	88,277	587,072	—	43,070	1,763,897
	2023	500,000	—	424,994	75,004	380,719	—	42,259	1,422,976
	2022	38,462	400,000	799,985	—	—	—	1,385	1,239,832
Huw S. Bower Former President, Winnebago Outdoors(9)	2024	652,197	—	937,882	165,509	—	—	620,467	2,376,055
	2023	592,000	—	905,741	159,847	146,520	—	53,973	1,858,081
	2022	566,400	—	866,639	152,918	460,016	—	39,091	2,085,064

Proxy Statement for 2024 Annual Meeting 47

(1)	The table below illustrates the three categories of stock awards as presented above:

Name	Fiscal Year	Non- Performance- Based Restricted Stock Grant(a) ($)	LTIP / Performance Shares(b) ($)	Total Stock Awards ($)
Michael J. Happe	2024	1,942,484	2,774,977	4,717,461
	2023	1,750,008	2,499,987	4,249,995
	2022	1,469,999	2,099,966	3,569,965
Bryan L. Hughes	2024	378,017	539,973	917,990
	2023	352,189	503,127	855,316
	2022	343,783	412,495	756,278
Donald J. Clark	2024	—	—	—
	2023	—	—	—
	2022	—	—	—
Casey J. Tubman	2024	205,967	294,222	500,189
	2023	175,001	249,993	424,994
	2022	799,985	—	799,985
Huw S. Bower	2024	386,173	551,709	937,882
	2023	372,942	532,799	905,741
	2022	356,860	509,779	866,639

(a)
These amounts represent restricted stock units granted each computed in accordance with Accounting Standards Codification (ASC) 718. The grant date fair value of each of the awards was determined at the closing price of the Company’s shares on the NYSE on the grant date without regard to estimated forfeitures related to service-based vesting conditions.

(b)
These amounts represent the grant date fair value computed in accordance with ASC 718 of the LTIP/performance share unit awards. These amounts for the fiscal 2024-2026 LTIP represent the values that are based on achievement of 100% of the target performance. Assuming achievement of the maximum 200% of target performance, the value of the fiscal 2024-2026 LTIP awards would be: $5,549,954 for Mr. Happe; $1,079,946 for Mr. Hughes; $1,103,418 for Mr. Bower; and $588,444 for Mr. Tubman. Assumptions used in the calculation of the amounts reported in this column are included in Note 14, Stock-Based Compensation Plans, of the Notes to the Consolidated Financial Statements included in our 2024 Form 10-K.

(2)
The amounts shown represent the aggregate grant date fair values of the option grants. Assumptions used in the calculation of the amounts reported in this column are included in Note 14, Stock-Based Compensation Plans, of the Notes to the Consolidated Financial Statements included in our 2024 Form 10-K.

(3)
These amounts represent actual annual incentive plan award payouts made in cash to NEOs under the fiscal 2022, 2023, and 2024 OICPs. In the case of Mr. Clark, these amounts do not represent award payouts under such OICPs, but instead represent award payouts under the pre-existing Grand Design MIP that he participates in.

(4)	Amounts reported in this column for fiscal 2024 include the following:

Name	Tax and Financial Planning ($)	Car Allowance ($)	Life Insurance Premiums STD & LTD ($)	Other ($)	401(K) Match ($)	Severance ($)	Total All Other Compensation ($)
Michael J. Happe	7,800	18,004	1,020	—	13,800	—	40,624
Bryan L. Hughes	7,800	18,004	1,020	—	13,800	—	40,624
Donald J. Clark	—	—	554	—	13,800	—	14,354
Casey J. Tubman	7,800	18,000	1,020	—	13,800	—	43,070(a)
Huw S. Bower	7,800	18,004	1,020	—	13,800	579,843(b)	620,467

(a)	The difference in the amount shown here and the sum of the other compensation elements included in this table reflect the amount paid for an executive physical.
(b)
The amount shown here represents the portion of the cash severance paid to Mr. Bower in connection with the involuntary termination of his employment without cause on August 31, 2024 that he was entitled to receive in a lump sum upon signing and not rescinding a release in favor of the Company, which includes an amount equal to his annual target incentive and annual premium cost of COBRA.

(5)
Under the terms of his employment agreement, Mr. Clark’s annual incentive plan payout under the Grand Design MIP paid out 100% in cash for fiscal 2024 and 85% in cash and 15% in restricted stock units for fiscal 2023 and 2022. Both the cash and restricted stock units are reported under the Non-Equity Incentive Plan Compensation column.

(6)	The amount shown here includes $914,899 in restricted stock units awarded for fiscal 2023 performance pursuant to the Grand Design MIP.
(7)	The amount shown here includes $1,958,594 in restricted stock units awarded for fiscal 2022 performance pursuant to the Grand Design MIP.

Proxy Statement for 2024 Annual Meeting 48

(8)
Mr. Tubman’s 2022 salary amount represents the salary paid from his date of hire of August 1, 2022 through the end of the 2022 fiscal year; the 2022 bonus amount reflects his new hire sign-on bonus; and the stock award amount represents the grant date value of 13,291 restricted stock units granted on his date of hire.

(9)	Mr. Bower’s employment was involuntarily terminated without cause on August 31, 2024.

Proxy Statement for 2024 Annual Meeting 49

Grants of Plan-Based Awards Table
The following table provides additional information relating to plan-based awards granted to our NEOs in fiscal 2024. All equity awards were granted under the 2019 Plan.

	Award Type	Grant Date(5)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael J. Happe	Stock Options	10/10/23								33,167	58.68	832,492
	RSU Award	10/10/23							33,103			1,942,484
	2024 OICP		300,000	1,200,000	2,400,000
	2024-2026 LTIP	10/10/23				23,645	47,290	94,580				2,774,977
Bryan L. Hughes	Stock Options	10/10/23								6,454	58.68	161,995
	RSU Award	10/10/23							6,442			378,017
	2024 OICP		142,500	570,000	1,140,000
	2024-2026 LTIP	10/10/23				4,601	9,202	18,404				539,973
Donald J. Clark(6)
Casey J. Tubman	Stock Options	10/10/23								3,517	58.68	88,277
	RSU Award	10/10/23							3,510			205,975
	2023 OICP		120,375	481,500	963,000
	2023-2025 LTIP	10/10/23				2,507	5,014	10,028				294,222
Huw S. Bower(7)	Stock Options	10/10/23								6,594	58.68	165,509
	RSU Award	10/10/23							6,581			386,173
	2024 OICP		137,925	551,700	1,103,400
	2024-2026 LTIP	10/10/23				4,701	9,402	18,804				551,709

(1)
Fiscal 2024 OICP targets annual performance against goals approved by the committee. Awards under the fiscal 2024 OICP are payable in cash. The threshold, target and maximum amounts presented above represent amounts that could have been earned by our NEOs for fiscal 2024 under the fiscal 2024 OICP.

(2)
Fiscal 2024-2026 LTIP refers to our performance shares. For each of the NEOs except for Mr. Clark, the threshold, target and maximum amounts under the fiscal 2024-2026 LTIP represent potential performance share amounts that are measured over a three-year performance period from August 27, 2023 through August 29, 2026.

(3)	Consists of restricted stock units that vest one-third each year on the anniversary of the grant date.
(4)	The grant date fair value per share of the restricted stock was $58.68. The Black-Scholes grant date fair value per option award was $25.10.
(5)	The committee approved the fiscal 2024 OICP and fiscal 2024-2026 LTIP performance share units on October 10, 2023, effective as of the beginning of fiscal 2024.
(6)
Mr. Clark is not eligible to participate in the OICP or LTIP; however he remains eligible to participate in the Grand Design MIP. For fiscal 2024, Mr. Clark’s annual incentive plan payout under the Grand Design MIP paid out 100% in cash.

(7)	The awards granted to Mr. Bower during fiscal 2024 were all forfeited in connection with the involuntary termination of his employment without cause on August 31, 2024.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Executive Employment Arrangements
None of the current NEOs has an employment agreement except for Mr. Happe and Mr. Clark, as previously discussed. However, all NEOs are party to a CIC Agreement that provides the executive with two-year (or three-year, in the case of Mr. Happe, or capped at $3,000,000 in the case of Mr. Clark) severance benefits in the event he ceased

Proxy Statement for 2024 Annual Meeting 50

to be employed by the Company within two years of a change in control, as defined in the CIC Agreement. Discussion of the payouts provided for under various termination situations is set forth in the section “Potential Payments upon Termination or Change in Control” below.
Base Salary
In general, the committee annually reviews and adjusts base pay, in keeping with the overall objectives, pay philosophy and relative position with comparable companies, as discussed in more detail in the Compensation Discussion and Analysis.
Stock Awards
Grants of restricted stock units and stock options, the ASC 718 grant date fair value of which is disclosed in the Summary Compensation Table, begin vesting annually in increments of one-third beginning one year from the date of grant for restricted stock unit and stock option grants. Restricted stock unit grants and stock option awards are subject to earlier vesting in the event of a change in control or certain termination of employment scenarios, as set forth in the section “Potential Payments upon Termination or Change in Control” below.
Annual Incentive Plan
In addition to base salary, each NEO (other than Mr. Clark, who is eligible for a bonus as described in the Compensation Discussion and Analysis) is eligible to receive, subject to the Company’s achievement of certain financial performance metrics and the NEO’s achievement of certain individual goals, a target annual incentive cash award equal to a percentage of his annual base salary, which is discussed in the Compensation Discussion and Analysis.
Long-Term Incentive Plans/Performance Share Units
This element of compensation, including payouts made in fiscal 2022, 2023, and 2024, is described in the Compensation Discussion and Analysis. Additionally, see the Compensation Discussion and Analysis for further information regarding the terms of awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table and for discussions regarding incentive compensation awards and allocations between short-term and long-term compensation. See also “Additional Compensation Policies” above for information regarding officer stock ownership guidelines.

Proxy Statement for 2024 Annual Meeting 51

Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information regarding the outstanding equity awards held by each of the NEOs as of August 31, 2024:

Name	Option Awards				Stock Awards		LTIP / Performance Shares
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(15)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(16)
Michael J. Happe	10,000	—(1)	16.67	01/18/26
	13,300	—(2)	27.89	10/11/26
	17,000	—(3)	35.50	12/13/26
	28,015	—(4)	44.40	10/18/27
	42,831	—(5)	31.70	10/15/28
	27,417	—(6)	47.93	12/17/29
	25,660	— (7)	54.49	10/13/30
	13,780	6,889(8)	75.59	10/12/31
	10,441	20,887(9)	56.09	10/11/32
	—	33,167(10)	58.68	10/10/33
							27,781(11)	1,657,414
							44,571(12)	2,659,106
							47,290(13)	2,821,321
					6,483(8)	386,776
					20,802(9)	1,241,047
					33,103(10)	1,974,925
Bryan L. Hughes	8,373	—(4)	44.40	10/18/27
	11,438	—(5)	31.70	10/15/28
	4,932	—(6)	47.93	12/17/29
	4,811	— (7)	54.49	10/13/30
	2,706	1,354(8)	75.59	10/12/31
	2,101	4,204(9)	56.09	10/11/32
	—	6,454(10)	58.68	10/10/33			5,457(11)	325,565
							8,970(12)	535,150
							9,202(13)	548,991
					242(14)	14,438
					1,274(8)	76,007
					4,187(9)	249,796
					6,442(10)	384,330
Donald J. Clark					4,463(8)	266,263
					23,281(9)	1,388,944
					15,591(10)	930,159
Casey J. Tubman	1,044	2,089(9)	56.09	10/11/32
	—	3,517(10)	58.68	10/10/33
							4,457(12)	265,905
							5,014(13)	299,135
					2,081(9)	124,152
					3,510(10)	209,407
Huw S. Bower	7,258	—	54.49	11/30/24
	2,225	—	56.09	11/30/24
	3,344	—	75.59	11/30/24

(1)
Represents stock option granted on January 18, 2016 as a new hire grant under the Company’s 2014 Omnibus Equity, Performance Award and Incentive Compensation Plan (the 2014 Plan), which vested with respect to 33% of the shares on each of the first three anniversaries of the grant date.

(2)	Represents stock option granted on October 11, 2016 as an annual grant under the 2014 Plan, which vested with respect to 33% of the shares on each of the first three anniversaries of the grant date.
(3)
Represents award granted on December 13, 2016 as a grant for the purchase of Grand Design RV, LLC under the 2014 Plan, which vested with respect to 33% of the shares on each of the first three anniversaries of the grant date.

(4)
Represents award granted on October 18, 2017 as an annual stock or option grant under the 2014 Plan, which vested with respect to 33% of the shares on each of the first three anniversaries of the grant date.

(5)
Represents award granted on October 15, 2018 as an annual stock or option grant under the 2014 Plan, which vested with respect to 33% of the shares on the first three anniversaries of the date of grant.

(6)
Represents award granted on December 17, 2019 as an annual stock or option grant under the 2019 Plan, which vested with respect to 33% of the shares on the first three anniversaries of the date of grant.

Proxy Statement for 2024 Annual Meeting 52

(7)
Represents award granted on October 13, 2020 as an annual stock or option grant under the 2019 Plan, which will vest with respect to 33% of the shares on each of the first three anniversaries of the date of grant

(8)
Represents award granted on October 12, 2021 as an annual stock or option grant under the 2019 Plan, which will vest with respect to 33% of the shares on each of the first three anniversaries of the date of grant.

(9)
Represents award granted on October 11, 2022 as an annual stock or option grant under the 2019 Plan, which will vest with respect to 33% of the shares on each of the first three anniversaries of the date of grant.

(10)
Represents award granted on October 10, 2023 as an annual stock or option grant under the 2019 Plan, which will vest with respect to 33% of the shares on each of the first three anniversaries of the date of grant.

(11)	Represents fiscal 2022-2024 LTIP at target, under the 2019 Plan for the three-year performance period beginning August 29, 2021 through August 31, 2024.
(12)	Represents fiscal 2023-2025 LTIP at target, under the 2019 Plan for the three-year performance period beginning August 28, 2023 and ending August 30, 2025.
(13)	Represents fiscal 2024-2026 LTIP at target, under the 2019 Plan for the three-year performance period beginning August 27, 2024 and ending August 29, 2026.
(14)
Represents award granted on October 12, 2021, for work associated with the acquisition of Barletta Boats, under the 2019 Plan, which will vest with respect to 33% of the shares on each of the first three anniversaries of the date of the grant.

(15)	Represents the value of unvested stock based on the closing stock price as of August 30, 2024 of $59.66.
(16)	Represents the value of unearned performance share units at target based on the closing stock price as of August 30, 2024 of $59.66.
Option Exercises and Stock Vested Table
The following table provides the amounts received before payroll withholding taxes upon the exercise of options or similar instruments or the vesting of stock or similar instruments during fiscal 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael J. Happe	—	—	63,012	3,671,470
Bryan L. Hughes	—	—	12,258	713,929
Donald J. Clark	—	—	17,788	1,031,473
Casey J. Tubman	—	—	6,356	369,136
Huw S. Bower	—	—	16,839	981,277

(1)	Valued at the closing market price of the Company’s common stock of $58.68 (October 10, 2023), $57.18 (October 12, 2023), and $56.79 (October 13, 2023) as quoted on the NYSE on the vesting dates.
Nonqualified Deferred Compensation
The following table summarizes non-qualified deferred compensation by NEOs during fiscal 2024.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Bryan L. Hughes	—	—	167,130	—	1,014,261(1)
Huw S. Bower	—	—	30,425	—	131,559(2)

(1)
Balance includes (i) amounts from Mr. Hughes’ annual incentive payouts that were previously reported as Non-Equity Incentive Plan Compensation as follows: fiscal 2018 - $60,792, fiscal 2019 - $17,744, fiscal 2020 - $54,027, fiscal 2021 - $363,867, and fiscal 2022 - $228,853 and (ii) amounts from Mr. Hughes’ base salary that were previously reported as Salary as follows: fiscal 2021 - $52,500, and fiscal 2022 - $54,904.

(2)
Balance includes (i) $70,675 of Mr. Bower’s annual incentive payout for fiscal 2021 previously reported as Non-Equity Incentive Plan Compensation, and (ii) $17,972 of Mr. Bower’s base salary for fiscal 2022 that was previously reported as Salary. Mr. Bower’s employment was involuntarily terminated without cause on August 31, 2024. His salary and bonus deferrals will be paid out six months following his termination pursuant to his election.

Proxy Statement for 2024 Annual Meeting 53

Potential Payments upon Termination or Change in Control
Executive Officer Severance Plan
In December 2021, the committee completed a review of benchmarking data and market practices regarding executive officer severance outside of a change in control. Following such review, the committee approved the Executive Officer Severance Plan (the Executive Severance Plan) that applies to all executive officers other than Mr. Happe and Mr. Clark. The Executive Severance Plan provides that, if an eligible executive is terminated by the Company (or an affiliate) without cause or terminates employment with the Company (and affiliates) for good reason (as such terms are defined in the Executive Severance Plan), the eligible executive would be entitled to receive: (a) severance pay equal to one times the executive’s annualized base salary as of the executive’s employment termination date, payable in substantially equal installments over the 12 months after the executive’s employment with the Company (or an affiliate) ends, and (b) an amount equal to one times the sum of (i) the executive’s annual target bonus, as in effect on the executive’s employment termination date, plus (ii) the annual COBRA premium cost for continuation of the executive’s then-current group medical, dental and vision insurance coverage, payable in a lump sum with the initial installment of severance pay. To receive benefits, the executive must sign a release agreement and otherwise comply with the terms of the Executive Severance Plan.
Executive Change in Control Agreements
In October 2018, the committee approved new CIC Agreements for certain executive officers including our NEOs (excluding Mr. Clark), in order to align the Company’s practices with market standard practices among the Company’s peers. These agreements became effective in November and December of 2018. Due to the unique nature of Mr. Clark’s employment and compensation arrangements with the Company, we initially entered into a CIC Agreement with Mr. Clark in connection with the Grand Design acquisition and an amended and restated CIC Agreement, having the same terms as the prior agreement, was entered into on October 17, 2023 in connection with his amended and restated employment agreement. The purpose of the CIC Agreements is to reinforce and encourage executives to remain with the Company, to maintain objectivity and a high level of attention to their duties without distraction from the possibility of a change in control of the Company. The CIC Agreements provide that in the event of a change of control of the Company, as that term is defined in the CIC Agreements, the executive (provided such change in control occurs when the executive is employed by the Company) would receive, in the event he or she ceases to be employed by the Company within two years following a change in control of the Company (for a reason other than death, disability, termination for cause or, under certain circumstances, a voluntary termination of employment by the executive), a lump-sum equal to two (or three, in the case of Mr. Happe) times the annual salary and target annual incentives (as well as annual COBRA premium cost). In the case of Mr. Clark, the total severance benefit would be capped at $3,000,000. This multiple was arrived at by the committee after an analysis of certain compensation peers’ change in control agreements at the time these CIC Agreements were initially developed.
Under the CIC Agreements, a “change in control” generally refers to the acquisition by a person or group of beneficial ownership of 30% or more of the combined voting power of the Company’s voting securities, the Company’s continuing directors ceasing to constitute a majority of its Board of Directors, or the consummation of a corporate transaction as defined below (unless immediately following such corporate transaction all or substantially all of the Company’s previous holders of voting securities beneficially own 50% or more of the combined voting power of the resulting entity in substantially the same proportions). A “corporate transaction” generally means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company. The CIC Agreements also include a “net best” provision providing that the amount of any severance payments and benefits that the NEO otherwise would be entitled to receive would be reduced to the extent necessary to avoid the excise tax under the Code, but only if such reduction would result in the executive retaining a greater amount of such payments and benefits on an after-tax basis than had no reduction been made. The calculations in the table below do not reflect any reduction that may apply as a result of this provision.
Annual Incentive Plan Payments
A participant must be employed by the Company as of the bonus payment date to be eligible for annual incentive payments, except for a change in control as described below or as otherwise determined by the committee in its discretion upon retirement, disability and death. In the event of a change in control (as defined in the applicable

Proxy Statement for 2024 Annual Meeting 54

OICP), participants are entitled to receive payouts of awards within 15 days of the effective date of the change in control in an amount equal to the greater of the actual level of performance (if determinable) and target if the participant’s employment is terminated and the award is not assumed by the successor or is otherwise discontinued.
2014 and 2019 Incentive Compensation Plan Payments
Long-Term Incentive Program and Performance Share Units
A participant must be employed by the Company at the end of the three-year fiscal period to be eligible for any long-term incentive award, except in cases of: death and termination due to disability (which, in each case would result in a payment at target or, in the discretion of the committee, based on actual results), or a change in control, as described below, or as waived by the committee. In addition, for awards granted in fiscal 2022 and later, if, due to retirement (as defined in the applicable plan or award agreement), a participant’s employment terminates at least 12 months after the grant date but before the end of the performance period, the participant’s award will remain outstanding and eligible to vest based on actual performance results, as if he had not retired. In the event of a change of control (as defined in the plan or other agreement), the performance goals under a long-term incentive award will be deemed to be achieved at the greater of the target or actual level of performance (if determinable) and will continue to vest over the service period of the award. In the event of the participant’s involuntary termination of employment for reasons other than Cause (as defined in the applicable plan or agreement) or if the committee so provides, the participant’s termination of employment for Good Reason (as defined in an applicable agreement), in either cause, within 24 months following a change in control, the award will vest in full.
Restricted Stock Units
Pursuant to award agreements entered into by each NEO, unvested awards of restricted stock units will immediately vest to NEOs if the NEO’s termination of employment is due to his death or disability (as defined in the applicable plan) or, beginning in fiscal 2022 and later, his retirement (as defined in the applicable plan); provided such retirement occurs at least 12 months after the grant date. In addition, any unvested restricted stock units vest upon the occurrence of a participant’s involuntary termination following a change in control (as defined in the applicable plan or award agreement) for reasons other than Cause (as defined in the applicable plan or award agreement) or participant’s termination of employment for Good Reason (as defined in the applicable plan or award agreement), in either case, within 24 months following a change in control. In all other circumstances, in the event that a NEO ceases to be employed by the Company or any subsidiary, any unvested awards held by such grantee will terminate and thereafter be null and void.
Stock Options
Pursuant to the stock option agreements entered into by certain of our NEOs, unvested options awarded beginning in fiscal 2019 under the 2014 Plan or the 2019 Plan, as applicable, vest after a participant’s involuntary termination for reasons other than Cause (as defined in the applicable plan or award agreement) or participant’s termination of employment for Good Reason (as defined in the applicable plan or award agreement), in either cause, within 24 months following a change in control (as defined in the applicable plan or award agreement). In the event that a NEO ceases to be employed by the Company, stock options held by such NEO will vest as follows:
⯀	if the NEO’s termination of employment is due to his death or disability, the stock options become vested in full and immediately exercisable for a period of one year after termination;
⯀
if the NEO’s termination of employment is due to his death, the options will become vested in full and immediately exercisable by the NEO’s estate or legal representative for a period of 10 years after any stock option grant date for non-qualified stock options (or in the case of options granted beginning fiscal 2019 or thereafter, for a period of one year after death); and

⯀
in the case of options granted beginning fiscal 2022 or after, if the NEO’s termination of employment is due to his retirement (as defined in the applicable plan or award agreement) and such retirement occurs at least 12 months after the grant date, the options will become vested in full and immediately exercisable by the NEO for a period of one year after retirement.

Proxy Statement for 2024 Annual Meeting 55

In the event that a NEO ceases to be employed by the Company other than because of a change in control, disability, death or retirement, any outstanding stock options held by the NEO which have not vested as of the date of termination of employment will terminate. In the case of each award type above, if the award is not assumed or replaced in a change of control, the award will vest in full (in the case of any performance-based award, the award will vest as to a pro-rata portion of the greater of the actual level of performance (if determinable) or target.

Proxy Statement for 2024 Annual Meeting 56

Estimated Change in Control or Termination Payments and Benefits at the End of Fiscal 2024
The following table reflects the payments and benefits payable to each of the NEOs in the event of a termination of the executive’s employment under several different circumstances. The amounts shown assume that termination was effective as of August 31, 2024, at the executive’s compensation and service levels as of that date and are estimates of the amounts that would be payable to the NEOs in each scenario. The amounts do not include benefits paid by insurance providers under life and disability policies or payments and benefits provided on a non-discriminatory basis to employees upon a termination of employment. The actual amounts to be paid out can only be determined at the time of an executive’s actual separation from the Company. Factors that could affect the nature and the amounts paid on termination of employment, among others, include the timing of event, compensation level, the market price of the Company’s common stock and the executive’s age.

Name	Severance(1) ($)	Annual or Management Incentive Plan(2) ($)	LTIP / Performance Shares(3) ($)	Restricted Stock- Unvested and Accelerated(4) ($)	Stock Options- Unvested and Accelerated(5) ($)
Michael J. Happe
Retirement(6) or Voluntary Separation	—	—	—	—	—
Involuntary Termination for Cause	—	—	—	—	—
Involuntary Termination without Cause/Good Reason	4,656,033	—	—	—	—
Change of Control(7):
Termination without Cause/Good Reason	6,984,049	505,500	6,304,153	3,602,748	107,070
Death or Disability	—	—	6,304,153	3,602,748	107,070
Bryan L. Hughes
Retirement(6) or Voluntary Separation	—	—	—	—	—
Involuntary Termination for Cause	—	—	—	—	—
Involuntary Termination without Cause/Good Reason	1,196,430	—	—	—	—
Change of Control(7):
Termination without Cause/Good Reason	2,392,859	259,254	1,245,939	724,571	21,333
Death or Disability	—	—	1,245,939	724,571	21,333
Donald J. Clark
Retirement(6) or Voluntary Separation	—	—	—	—	—
Involuntary Termination for Cause	—	—	—	—	—
Involuntary Termination without Cause/Good Reason	1,295,575	—	—	—	—
Change of Control(7):
Termination without Cause/Good Reason	3,000,000	—	—	2,585,366	—
Death or Disability	—	—	—	2,585,366	—

Proxy Statement for 2024 Annual Meeting 57

Name	Severance(1) ($)	Annual or Management Incentive Plan(2) ($)	LTIP / Performance Shares(3) ($)	Restricted Stock- Unvested and Accelerated(4) ($)	Stock Options- Unvested and Accelerated(5) ($)
Casey J. Tubman
Retirement(6) or Voluntary Separation	—	—	—	—	—
Involuntary Termination for Cause	—	—	—	—	—
Involuntary Termination without Cause/Good Reason	1,035,609	—	—	—	—
Change of Control(7):
Termination without Cause/Good Reason	2,071,217	587,072	565,040	333,559	10,904
Death or Disability	—	—	565,040	333,559	10,904
Huw S. Bower
Involuntary Termination without Cause/Good Reason	1,192,843	—	—	—	—

(1)
For Mr. Happe, the Involuntary Termination without Cause and Termination for Good Reason before a Change in Control amounts reflect two years of base salary, annual target incentive, and annual premium cost of COBRA. For Mr. Clark, the Involuntary Termination without Cause or Termination for Good Reason before a Change in Control amounts reflect one year of base salary. For Messrs. Hughes, Tubman and Bower, the Involuntary Termination without Cause and Termination for Good Reason before a Change in Control amounts reflect one year of base salary, annual target incentive, and annual premium cost of COBRA. For Mr. Bower, the Involuntary Termination without Cause/Good Reason amount reflects the actual amount, in accordance with the foregoing formula, Mr. Bower was entitled to receive in connection with the involuntary termination of his employment without cause on August 31, 2024, and, as a result, Mr. Bower is omitted from the other scenarios. For all NEOs (except Mr. Clark), the Change in Control severance amount equals two times (or three times in the case of our CEO) base salary and annual target incentive, and annual premium cost of COBRA. In the case of Mr. Clark, the total severance benefit for a Change in Control termination is capped at $3,000,000.

(2)	Represents the NEOs’ actual annual incentive payout pursuant to the 2024 OICP (other than Mr. Clark).
(3)
Represents the LTIP incentive achieved pursuant to the fiscal 2022-2024 LTIP and the target amount payable under the fiscal 2023-2025 LTIP and the fiscal 2024-2026 LTIP. Valuation is based on our closing stock price of $59.66 per share, on August 30, 2024. Actual payouts will depend on, among other things, whether or not awards are assumed or replaced, the type of change in control transaction and, in some cases, whether the payout will occur at target or actual based on the situation at the time, all as explained in the narrative preceding the table.

(4)	Represents the intrinsic value of unvested stock unit grants based on our closing stock price of $59.66 per share on August 30, 2024, the last trading day of fiscal 2024.
(5)	Represents the intrinsic value of unvested and accelerated stock options based on our closing stock price of $59.66 per share on August 30, 2024, the last trading day of fiscal 2024.
(6)
Retirement under certain of the 2014 Plan award agreements is defined as attaining age 60 and five or more years of service with the Company. Retirement under the 2019 Plan awards, granted prior to October 2021, does not trigger automatic acceleration of such awards. For grants beginning in October 2021, retirement is defined as attaining age 55 and 10 or more years of service with the Company, or age 65. In the event of a voluntary termination upon meeting this definition of retirement, vesting of awards granted at least one year prior to the date of retirement will accelerate.

(7)
The term “Change of Control” as used here is the term as defined in the 2014 Plan applicable to all awards granted prior to the fiscal 2019 equity awards. Beginning with our fiscal 2020 equity awards, under the 2019 Plan, the definition of “Change in Control” was updated to include, among other things, a double trigger mechanism.

Proxy Statement for 2024 Annual Meeting 58

CEO Pay Ratio Disclosure
For fiscal 2024, we calculated the ratio of the annual total compensation of our principal executive officer (PEO), who is Mr. Happe, our President and CEO, to the annual total compensation of our median employee, as described below.
As of our measurement date of August 31, 2024 to identify our median employee, our employee population including all full-time, part-time and temporary workers, consisted of approximately 5,707 individuals, all of whom worked in the United States.
To identify the median employee, as well as determine the annual total compensation of the median employee, we used the following methodology and consistently applied material assumptions, adjustments and estimates.
⯀
We compared the payroll data for our employee population described above (minus our PEO) using a compensation measure consisting of base pay related wages and incentive pay paid during fiscal 2024. Base pay related wages includes the amount of base salary the employee received during the year and all other pay elements related to base pay including, but not limited to, holiday pay, paid time off, overtime and shift differentials. We also included cash bonuses and commissions paid during the fiscal year, but we excluded equity grants and any adjustments for the value of benefits provided.

⯀	We annualized the base pay related wages and incentive pay of all full-time and part-time employees who were hired by the Company and its subsidiaries between August 27, 2023 and August 31, 2024.
⯀	Based upon base pay related wages and cash incentive pay of each employee, we identified a median employee and calculated that employee’s annual total compensation.
⯀
We determined annual total compensation, including any perquisites and other benefits, in the same manner that we determine the annual total compensation of our PEO for purposes of the Summary Compensation Table disclosed above.

This resulted in the median employee’s annual total compensation as shown below.

Annual Total Compensation of Median Employee	$74,456
Annual Total Compensation of PEO (Mr. Happe)	$7,217,231

Based on this information for fiscal 2024, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 97 to 1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to our pay ratio reported above.

Proxy Statement for 2024 Annual Meeting 59

Pay Versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company, illustrating pay versus performance (PVP).

Year	Summary Compensation Table Total for CEO(1) ($)	Compensation Actually Paid to CEO ($)	Average Summary Compensation Total for Non-CEO NEOs(1) ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)	Value of Initial Fixed $100 Investment Based on:		Net Income ($ in millions)	Incentive EPS($)(4)
					Total Shareholder Return(2) ($)	Russell 3000 Recreational Vehicle and Boats Subsector Index Total Shareholder Return(2)(3) ($)
2024	7,217,231	4,265,209	2,846,983	2,206,716	108.0	109.2	13.0	3.45
2023	6,677,728	4,040,446	2,946,821	2,675,476	112.9	114.2	215.9	6.07
2022	6,676,569	5,569,618	4,824,469	4,871,036	106.7	115.2	390.6	12.39
2021	6,649,186	13,976,443	4,539,932	6,582,245	126.0	128.1	281.9	8.66

(1)	The CEO reflected above is Mr. Happe. The non-CEO named executive officers (NEOs) reflects the following individuals in each year:
2024: Messrs. Bower, Clark, Hughes and Tubman;
2023: Ms. Bogart and Messrs. Bower, Clark and Hughes;
2022: Ms. Bogart and Messrs. Bower, Clark and Hughes;
2021: Messrs. Bower, Clark, Hazelton and Hughes
(2)
Company and peer group Total Shareholder Return (TSR) for each year reflects what the cumulative value of a $100 investment would be, including reinvestment of dividends, if such an amount were invested on August 28, 2020.

(3)	Peer group TSR is calculated using the Russell 3000 Recreational Vehicles and Boats Subsector Index.
(4)
Our company-selected measure, which is the measure we believe represents the most important financial performance metric used to link compensation paid to our NEOs in fiscal 2024 to our performance is Incentive EPS. This is a non-GAAP measure, which is defined above under “Compensation Discussion and Analysis - Fiscal 2024 Equity Awards.”

Compensation Actually Paid (CAP) illustrated in the table above is calculated by making the following adjustments from the Summary Compensation Table (SCT) totals as follows:
Item and Value Added (Deducted)

For CEO:	2024 ($)
- SCT “Stock Awards” column value	4,717,461
- SCT “Options Awards” column value	832,492
+ fiscal 2024 year-end fair value of awards granted in fiscal 2024 that are outstanding and unvested at the end of fiscal 2024	4,637,582
+/- difference between the fair value of awards from the end of fiscal 2023 to the end of fiscal 2024 for awards granted in any fiscal year prior to fiscal 2024 that are outstanding and unvested at the end of fiscal 2024	(1,513,919)
+/- change in fair value from the end of the fiscal 2023 to the vesting date for awards granted in any fiscal year prior to fiscal 2024 which vested during fiscal 2024	(525,732)

Proxy Statement for 2024 Annual Meeting 60

For Other Named Executive Officers (Average)	2024 ($)
- SCT “Stock Awards” column value	589,015
- SCT “Options Awards” column value	103,945
+ fiscal 2024 year-end fair value of awards granted in fiscal 2024 that are outstanding and unvested at the end of fiscal 2024	146,294
+/- difference between the fair value of awards from the end of fiscal 2023 to the end of fiscal 2024 for awards granted in any fiscal year prior to fiscal 2024 that are outstanding and unvested at the end of fiscal 2024	(75,537)
+/- change in fair value from the end of the fiscal 2023 to the vesting date for awards granted in any fiscal year prior to fiscal 2024 which vested during fiscal 2024	(18,064)

None of our named executive officers participate in a pension plan; therefore, no adjustment from the SCT total related to pension value was made.

Proxy Statement for 2024 Annual Meeting 61

The charts below describe the relationship between the CEO’s and other named executive officers’ (averaged) CAP to Net Income, Total Shareholder Return of the Company and our peer group, and Incentive EPS.

Relationship of CAP to Net Income
$400
$300
$200
$100
$0
Net Income ($M)
$16
$12
$8
$4
$0
CAP ($M)
2021
2022
2023
2024
Compensation Actually Paid (CEO)
Average Compensation Actually Paid (Other NEOs)
Net Income

Relationship of CAP to Total Shareholder Return

$160
$120
$80
$40
$0
Total Shareholder Return
$16
$12
$8
$4
$0
CAP ($M)
2021
2022
2023
2024
Compensation Actually Paid (CEO)
Average Compensation Actually Paid (Other NEOs)
Total Company Shareholder Return
Russell 30000 Recreational Vehicle and Boats Subsector Index

Relationship of CAP to Incentive Earnings Per Share (Incentive EPS)

$16
$12
$8
$4
$0
Incentive EPS ($)
$16
$12
$8
$4
$0
CAP ($M)
2021
2022
2023
2024
Compensation Actually Paid (CEO)
Incentive EPS
Average Compensation Actually Paid (Other NEOs)

Proxy Statement for 2024 Annual Meeting 62

The following table lists the five financial performance measures that we believe represent the most important financial performance measures we used to link compensation actually paid to our NEOs to our performance.
Most Important Performance Measures

Incentive EPS(1)
Net Revenue
Operating Income
Net Working Capital
Incentive ROIC(1)

(1)	Denotes non-GAAP financial measure described above under “Compensation Discussion and Analysis – Fiscal 2024 Equity Awards – LTIP/Performance Share Units.”

Proxy Statement for 2024 Annual Meeting 63

Equity Compensation Plan Information
Information with respect to shares of our common stock that may be issued under our existing equity compensation plans as of August 31, 2024 are as follows:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in (a))
Equity compensation plans approved by shareholders – 2014 Plan	216,051(3)	34.67	—
Equity compensation plans approved by shareholders – 2019 Plan	879,495(4)	57.85	3,810,237(5)
Equity compensation plans approved by shareholders – ESPP	—(6)	—	353,012(7)
Equity compensation plans not approved by shareholders(8)	18,561(9)	—	—(10)
Total	1,114,107		4,163,249

(1)	Number of securities to be issued in the table are shown in whole numbers.
(2)	Represents the weighted average exercise price of outstanding stock options only. Restricted share awards do not have an exercise price so weighted average is not applicable.
(3)	Represents stock options and unvested stock awards granted under the 2014 Plan.
(4)	Represents stock options and unvested stock awards granted under the 2019 Plan, which replaced the 2014 Plan effective on December 11, 2018.
(5)	Represents shares available for grant of awards under the 2019 Plan as of August 31, 2024.
(6)	Represents shares subject to purchase in the purchase period then in effect under the Winnebago Industries, Inc. Employee Stock Purchase Plan (ESPP).
(7)	Represents shares available for issuance under the ESPP as of August 31, 2024.
(8)	Our only equity compensation plan not previously submitted to our shareholders for approval is the Directors’ Deferred Plan. The Board may terminate the Directors’ Deferred Plan at any time.
(9)
Represents shares of common stock issued to a trust which underlie stock units, payable on a one-for-one basis, credited to stock unit accounts as of August 31, 2024 under the Directors’ Deferred Plan.

(10)
The table does not reflect a specific number of stock units which may be distributed pursuant to the Directors’ Deferred Plan. The Directors’ Deferred Plan does not limit the number of stock units issuable thereunder. The number of stock units to be distributed pursuant to the Directors’ Deferred Plan will be based on the amount of the director’s compensation deferred and the per share price of our common stock at the time of deferral.

Proxy Statement for 2024 Annual Meeting 64

Proposal 2 – Advisory Vote to Approve the Compensation of our Named Executive Officers
As required by SEC rules, shareholders have the opportunity to vote, on an advisory and non-binding basis, on the compensation of our NEOs as set forth in this proxy statement. This is commonly referred to as the “Say on Pay” vote. At the 2023 annual meeting, the shareholders determined that the Say on Pay vote would be held annually.
As discussed in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement, the primary objectives of our executive compensation programs are to attract and retain key executives critical to us; to align the interests of our management with those of our shareholders; to integrate compensation with our business plans; and to reward for both business and individual performance, such that a substantial portion of each executive officer’s total compensation potential is a function of performance incentives. The Board believes the compensation of the NEOs outlined in this proxy statement is appropriate based upon the performance of the Company.
While the Board and especially the Human Resources Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company or the Board and is advisory in nature.

✔	The Board unanimously recommends voting, on a non-binding, advisory basis, FOR approval of the compensation of the named executive officers.

Proxy Statement for 2024 Annual Meeting 65

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accountant for the Fiscal Year Ending August 30, 2025
The Audit Committee appointed Deloitte & Touche LLP (Deloitte) as our independent registered public accountant for the fiscal year ending August 30, 2025. We are asking our shareholders to ratify the appointment of Deloitte, who has served as our independent registered public accountant for over 35 years. Representatives of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to any shareholder questions that may be asked. For a description of the fees for services rendered by Deloitte in fiscal 2023 and 2024, and a description of our policy regarding the approval of independent registered public accountant provision of audit and non-audit services, see “Independent Registered Public Accountant’s Fees and Services” below.
Although ratification by the shareholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the shareholders. If our shareholders fail to ratify the appointment, the Audit Committee will consider this factor when making any determination regarding Deloitte. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the Company’s best interests and those of its shareholders.

✔
The Board unanimously recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountant for the fiscal year ending August 30, 2025.

Proxy Statement for 2024 Annual Meeting 66

Report of the Audit Committee
The Audit Committee serves as the representative of the Board for general oversight of our financial accounting and reporting, systems of internal control and audit process, and monitoring compliance with laws, regulations, and standards of business conduct.
Management is responsible for the financial statements and the reporting process, including the system of internal controls.
We retained PricewaterhouseCoopers LLP (PwC) to support our internal audit function. In this role, PwC assisted management with completing its assessment of our internal control over financial reporting by testing and reviewing our internal control processes. Deloitte, our independent registered public accountant, is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States and an assessment of our internal controls over financial reporting in accordance with the standards of the United States Public Company Accounting Oversight Board (PCAOB).
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the Company’s audited financial statements to be included in the 2024 Form 10-K with management and the independent accountants. The Audit Committee reports as follows:
⯀	The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended August 31, 2024 with the Company’s management.
⯀	The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
⯀
The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

Based on the review and discussion referred to in the bullet points above, the Audit Committee recommended to the Board that the audited financial statements be included in our 2024 Form 10-K, for filing with the SEC.
The Audit Committee:
Richard D. Moss, Chair
Christopher J. Braun
Kevin E. Bryant
William C. Fisher

Proxy Statement for 2024 Annual Meeting 67

Independent Registered Public Accountant’s Fees and Services
The following table presents fees for professional audit services rendered by Deloitte for the audit of our annual financial statements for fiscal years ended August 31, 2024 and August 26, 2023, and fees billed for other services rendered by Deloitte during those periods.

	Fiscal 2024 ($)	Fiscal 2023 ($)
Audit Fees(1)	1,970,000	1,648,000
Audit-Related Fees(2)	43,000	89,000
All Other Fees	—	67,000
Total	2,013,000	1,804,000

(1)
Represents fees for professional services provided for the audit of our annual financial statements, the audit of our internal control over financial reporting, review of our interim financial information, the issuance of our new convertible debt and review of other SEC filings.

(2)	Represents fees for professional services provided for the audit of our benefit plan and the opening balance sheet of Lithionics Battery in fiscal 2023.
The Audit Committee considered whether the provision of tax, benefit plan audit and all other accounting consulting services by Deloitte are compatible with maintaining its independence and concluded that the independence of Deloitte is not compromised by the provision of such services.
Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-audit Services
The Audit Committee charter requires the committee to pre-approve the audit and non-audit fees and services that may be provided to us by Deloitte, our independent registered public accountant. The Audit Committee consults with management but does not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to a single member of the committee, who then informs the entire committee of the engagement of such services. The Audit Committee pre-approved under that policy all of the audit and non-audit fees and services provided by Deloitte for fiscal 2024 and 2023.

Proxy Statement for 2024 Annual Meeting 68

Security Ownership of Certain Beneficial Owners and Management
The following table contains information with respect to the ownership of common stock by each person known to us who beneficially owns more than 5% of our outstanding common stock. This information is based on ownership reported as of October 22, 2024 according to SEC filings of the beneficial owners listed below unless more recent information was appropriate to be used.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Common Stock(1)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	4,735,216 shares of common stock(2)	16.37%
Dimensional Fund Advisors LP 6300 Bee Cave Road Building One Austin, TX 78746	2,215,260 shares of common stock(3)	7.66%
Cooke & Bieler LP 2001 Market Street Suite 4000 Philadelphia, PA 19103	2,186,515 shares of common stock(4)	7.56%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	2,088,125 shares of common stock(5)	7.22%
The Goldman Sachs Group, Inc. 200 West Street New York, NY 10282	1,756,336 shares of common stock(6)	6.07%

(1)	Based on 28,918,183 outstanding shares of common stock on October 22, 2024.
(2)
Based on information provided in a Schedule 13G/A filed with the SEC on January 22, 2024 by BlackRock, Inc., a parent holding company. BlackRock reported that it has sole voting power of 4,639,721 shares and sole dispositive power over 4,735,216 shares.

(3)
Based on information provided in a Schedule 13G/A filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP, an investment adviser. Dimensional Fund Advisors reported that it has sole voting power over 2,180,680 shares and sole dispositive power over 2,215,260 shares

(4)
Based on information provided in a Schedule 13G/A filed with the SEC on February 13, 2024, 2024 by Cooke & Bieler LP, an investment adviser. Cooke & Bieler reported that it has shared voting power over 1,438,551 shares and shared dispositive power over 2,186,515 shares.

(5)
Based on information provided in a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, an investment adviser. The Vanguard Group reported that it has shared voting power over 19,398 shares, sole dispositive power over 2,036,627 shares and shared dispositive power over 51,498 shares.

(6)
Based on information provided in a Schedule 13G filed with the SEC on February 12, 2024 by The Goldman Sachs Group, Inc., a parent holding company. The Goldman Sachs Group reported that it has shared voting power over 1,755,550 shares and shared dispositive power over 1,755,565 shares.

Proxy Statement for 2024 Annual Meeting 69

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock, as defined in Rule 13d-3 under the Exchange Act, at October 22, 2024 for (i) each of our directors and director nominees, (ii) each NEO listed in the Summary Compensation Table, and (iii) all current executive officers and directors as a group. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner.

Name	Shares of Common Stock Owned Outright	Exercisable Stock Options(1)	Winnebago Stock Units(2)	Total Shares of Common Stock Owned Beneficially	% of Common Stock(3)
Sara E. Armbruster	10,038	—	—	10,038	(4)
Huw Bower	31,168	12,827		43,995
Christopher J. Braun	26,142	—	—	26,142	(4)
Kevin E. Bryant	7,007	—	—	7,007	(4)
Donald J. Clark	439,152	—	—	439,152	1.52%
William C. Fisher	27,719	—	6,327	34,046	(4)
Michael J. Happe	214,714	216,829	—	431,543	1.48%
Bryan L. Hughes	57,776	39,967	—	97,744	(4)
Staci L. Kroon	2,565	—	—	2,565	(4)
David W. Miles	21,142	—	9,345	30,487	(4)
Richard D. Moss	16,542	—	—	16,542	(4)
John M. Murabito	18,242	—	—	18,242	(4)
Casey J. Tubman	11,838	3,260	—	15,098	(4)
Jacqueline D. Woods	8,510	—	2,889	11,399	(4)
Current directors and executive officers as a group (17 persons)	978,042	358,744	18,561	1,355,347	4.63%

(1)	Includes shares underlying stock options that are currently exercisable or become exercisable within 60 days.
(2)
Winnebago Stock Units held under our Directors’ Deferred Plan as of October 22, 2024 (see further discussion of the plan in the Director Compensation section). These units are vested and will be settled 100% in common stock upon the earliest of the following events: a date designated by the director, the director’s termination of service, death or disability or a change in control of the Company, as defined in the plan.

(3)	Based on 28,918,183 outstanding shares of common stock on October 22, 2024.
(4)	Less than 1%.

Proxy Statement for 2024 Annual Meeting 70

Voting Information
Internet Availability of Proxy Materials
As permitted by “Notice and Access” rules adopted by the SEC, our proxy materials are furnished to shareholders on the internet, rather than mailing paper copies to each shareholder. If you received a Notice of Internet Availability of Proxy Materials (the Notice) by mail, you will not receive a paper copy of the proxy materials unless you specifically request one. Instead, the Notice instructs you how to access and review the proxy materials and vote your shares. If you would like to receive a paper copy of our proxy materials, follow the instructions in the Notice. The Notice will be mailed to shareholders on or about November 5, 2024.
Shareholders Entitled to Vote
The Board set October 22, 2024 as the record date for the Annual Meeting. This means that our shareholders as of the close of business on that date are entitled to notice of and to vote at the Annual Meeting. On the record date, 28,918,183 shares of our common stock were outstanding. The common stock is the only class of securities entitled to vote at the Annual Meeting. Each outstanding share entitles its holder to one vote.
Quorum for the Annual Meeting
A majority of the outstanding shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting. If you submit a valid proxy or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum.
How to Vote
Whether or not you expect to attend the Annual Meeting, please carefully review the proxy materials and follow the instructions below to cast your vote.
Shares Registered in Your Name
By submitting voting instructions for shares registered in your name before the Annual Meeting, you are appointing a proxy to vote these shares. You may vote in one of the following ways:
⯀
Voting by Internet or Telephone. You may vote using the internet or telephone by following the instructions in the Notice. To vote by the internet, go to www.proxyvote.com and follow the instructions to record your vote. To vote by telephone call 1-800-690-6903. To vote by the internet or telephone, you will need your 16-digit control number included with the Notice.

⯀	Voting by Proxy Card. If you obtained a paper copy of the proxy materials, you may vote by completing, signing, dating and returning the proxy card in the enclosed postage pre-paid envelope.
⯀
Voting during the Annual Meeting. You may also vote by attending the Annual Meeting and voting via the online meeting platform. To vote online during the Annual Meeting, you will need your 16-digit control included with the Notice.

Whichever voting method you choose, all properly submitted voting instructions will be voted at the Annual Meeting according to the instructions given, provided they are received prior to the applicable deadlines. If you submit a proxy card without voting instructions, your shares will be voted in accordance with the Board’s recommendations described in this proxy statement.

Proxy Statement for 2024 Annual Meeting 71

Shares Held in Street Name
If your shares are held in the name of a broker or bank (that is, in “street name”), refer to the instructions provided by your broker or bank regarding how to vote your shares. If you do not return voting instructions to your broker or bank by its deadline, your shares may be voted by your broker or bank on Proposal 3, but not the other proposals described in this proxy. Broker non-votes will not be considered in connection with Proposals 1 or 2.
Revoking a Proxy or Voting Instructions
You may revoke your proxy or change your vote at any time before the Annual Meeting by:
⯀
Submitting a new, later-dated proxy by (1) following the internet voting instructions; (2) following the telephone voting instructions; or (3) completing, signing, dating and returning a new proxy card;

⯀	Giving written notice before the vote to our Secretary, stating that you are revoking your proxy; or
⯀	Attending the Annual Meeting and voting via the online voting platform.
To revoke your proxy by internet or telephone, you must do so by 12:00 p.m. Central Standard Time on December 16, 2024. Attending the Annual Meeting will not, by itself, revoke your proxy.
Votes Necessary to Act on Proposals and Board Recommendation

Proposals		Vote Required	Voting Options	Broker Discretionary Voting Allowed(1)	Impact of Abstention	Board Recommendation(2)
1.	Elect three Class I directors to hold office for a three-year term	Plurality of the votes cast(3)	FOR WITHHOLD	No	None	FOR
2.	Approve, on an advisory basis, the compensation of our named executive officers	Majority of the votes cast(4)	FOR AGAINST ABSTAIN	No	None	FOR
3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accountant for the fiscal year ending August 30, 2025	Majority of the shares present(5)	FOR AGAINST ABSTAIN	Yes	Against	FOR

(1)
If broker discretionary voting is not allowed, your broker will not be able to vote your shares on these matters unless your broker receives voting instructions from you. A broker non-vote will have no effect on the outcome of the voting on any of the proposals.

(2)	All properly submitted proxy cards not containing specific voting instructions will be voted in accordance with the Board’s recommendations.
(3)
Our Board has adopted a majority voting policy for the election of directors in uncontested elections. Under this policy, in any uncontested election of directors of the Company, if any nominee receives less than a majority of the votes cast for the nominee, that nominee will still be elected, but must tender his or her resignation to the Board for consideration at the next regularly scheduled meeting of the Board. The Board will only not accept the tendered resignation for, in its judgment, a compelling reason.

(4)
The vote of shareholders on this proposal is not binding, but rather is advisory in nature; however, the Board intends to carefully consider the result of the vote on this proposal. The Board will consider shareholders to have approved our executive compensation if more shares are voted “FOR” than “AGAINST” this proposal.

(5)
Assuming that the number of shares voted in favor of this proposal constitute more than 25% of the outstanding shares of our common stock, this proposal will be approved if a majority of the shares present in person (i.e., virtually) or by proxy and entitled to vote on this proposal vote “FOR” this proposal.

Proxy Statement for 2024 Annual Meeting 72

Other Information
Other Matters
The Board is not aware of any matters expected to come before the Annual Meeting other than those described in this proxy statement. If any other matter properly comes before the Annual Meeting, the proxies received will be voted with the best judgment of the persons designated to vote the proxies.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Such directors, executive officers and shareholders are also required by SEC rules to provide us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms provided to us and written representations that no reports were required to be filed during fiscal 2024, we believe that for fiscal 2024, all required reports were filed on a timely basis under Section 16(a), except for one Form 4 filing for Ms. Woods filed on November 15, 2023 related to the issuance of restricted stock units under the 2019 Plan on October 10, 2023, due to administrative oversight.
Fiscal 2025 Shareholder Proposals
To be considered for inclusion in our proxy statement for the 2025 annual meeting of shareholders, shareholder proposals other than a director nomination must comply with Rule 14a-8 under the Exchange Act and must be submitted in writing and received by us no later than July 8, 2025 at our principal executive offices, addressed to the Secretary.
A shareholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 or a shareholder nomination of a director candidate may be brought before the 2025 annual meeting so long as we receive information and notice of the proposal in compliance with the requirements of our bylaws. Notice of such proposal or nomination must be addressed to the Secretary at our principal executive offices and received no later than September 18, 2025 and no earlier than August 19, 2025.
In addition, to comply with the SEC’s universal proxy rules, a shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than October 18, 2025. However, this date does not supersede any of the requirements or timing required by our bylaws.
It is also possible that certain other deadlines would apply under either the Exchange Act rules or our bylaws if, for example, the date of our 2025 annual meeting of shareholders differs from the anniversary of the 2024 Annual Meeting by more than the number of days specified in the Exchange Act rules or our bylaws, as applicable.
A copy of our bylaws may be obtained by written request to: Winnebago Industries, Inc., Attn: Senior Vice President, General Counsel, Secretary and Corporate Responsibility, 13200 Pioneer Trail, Eden Prairie, Minnesota 55347.

Proxy Statement for 2024 Annual Meeting 73

Proxy Solicitation Costs
We will pay the cost of soliciting proxies. The Company will be soliciting proxies primarily through the internet and the use of mail. Our directors and employees (without additional compensation) may also solicit proxies in person, by telephone or email. We will reimburse brokers, banks, and other custodians, nominees, and fiduciaries for reasonable expenses incurred in forwarding proxies and proxy materials to the beneficial owners of Winnebago Industries stock.
Annual Report
Our Annual Report on Form 10-K for the fiscal year ended August 31, 2024 is available on our website at www.winnebagoind.com under “Finance Information” in the “Investors” section. The financial statements contained in the Annual Report on Form 10-K are not deemed material to the exercise of prudent judgment in regard to any matter to be acted upon at the Annual Meeting and, therefore, such financial statements are not incorporated in this proxy statement by reference. You may also request a free copy of our Annual Report on Form 10-K and this proxy statement by writing to Winnebago Industries, Inc., Attn: Senior Vice President, General Counsel, Secretary and Corporate Responsibility, 13200 Pioneer Trail, Eden Prairie, Minnesota 55347.
Forward-looking Information
Statements made in this proxy statement that are not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These forward-looking statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions and financial performance.
These statements are intended to constitute “forward-looking” statements in connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company is providing this cautionary statement to disclose that there are important factors that could cause actual results to differ materially from those anticipated. Reference is made to our Annual Report on Form 10-K for the fiscal year ended August 31, 2024 filed with the SEC for a list of such factors.
Website References
Website references throughout this proxy statement are provided for convenience only and the content on the referenced websites, including but not limited to the content contained in our 2024 Corporate Responsibility Report, is not incorporated herein by reference into this proxy statement, nor does it constitute a part of this proxy statement.

By Order of the Board of Directors

November 5, 2024
Stacy L. Bogart
Senior Vice President - General Counsel, Secretary and Corporate Responsibility

Proxy Statement for 2024 Annual Meeting 74

WINNEBAGO
INDUSTRIES

13200 Pioneer Trail
Eden Prairie, MN 55347
T (952) 303-6368

www.winnebagoind.com

WINNEBAGO INDUSTRIES

WINNEBAGO INDUSTRIES, INC.
ATTN: BROOKE ZINTER
13200 PIONEER TRAIL
EDEN PRAIRIE, MN 55347

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to **www.virtualshareholdermeeting.com/WGO2024**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the nominees listed in proposal 1:

Nominees	For	Withhold
1a. Christopher J. Braun	☐	☐
1b. David W. Miles	☐	☐
1c. Jacqueline D. Woods	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:

NOTE: Act on any other matters that may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000652130_1 R1.0.0.6

WINNEBAGO INDUSTRIES

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, December 17, 2024

3:30 p.m., Central Standard Time

Virtual Meeting www.virtualshareholdermeeting.com/WGO2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

WINNEBAGO INDUSTRIES, INC.
Annual Meeting of Shareholders
December 17, 2024 3:30 PM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Stacy L. Bogart and Michael J. Happe, or either of them, the undersigned's attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of Winnebago Industries, Inc. which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Shareholders of said corporation to be held virtually at www.virtualshareholdermeeting.com/WGO2024 on the 17th day of December, 2024, at 3:30 p.m., Central Standard Time, and at any and all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000652130_2 R1.0.0.6